UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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AdvanSix Inc.
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2017 Notice of Annual Meeting of Stockholders and Proxy Statement

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054

April 13, 2017

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of AdvanSix Inc., which will be held at 9:00 a.m. on Thursday, June 1, 2017 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. You will be asked to elect directors, ratify the appointment of the independent accountants, cast an advisory vote to approve executive compensation, cast an advisory vote on the frequency of future advisory votes on executive compensation, and approve the material terms for qualified performance-based compensation under our stock incentive plan.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3 and 5 and “ONE YEAR” for Proposal 4:

Proposal 1: Election of the Class I Directors

Proposal 2: Ratification of Appointment of Independent Accountants

Proposal 3: Advisory Vote to Approve Executive Compensation

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Proposal 5: Approval of the Material Terms of Performance-Based Compensation for Purposes of Section 162(m) of the Internal Revenue Code under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. Stockholders may vote via the Internet, by telephone, by completing and returning a proxy card or by scanning the QR code provided on the Notice of Internet Availability of Proxy Materials, the next page in the Notice of Annual Meeting of Stockholders or on the proxy card. Specific voting instructions are set forth in the proxy statement and on both the Notice of Internet Availability of Proxy Materials and proxy card.

On behalf of the Board of Directors, thank you for your continued support of AdvanSix.

Sincerely,

Michael L. Marberry	Erin N. Kane
Chairman of the Board	Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE: Thursday, June 1, 2017

TIME: 9:00 a.m. local time

LOCATION: Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078

RECORD DATE: Close of business on April 7, 2017

Meeting Agenda:

•	Election of the Class I Directors to the Board of Directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2017;

•	An advisory vote to approve executive compensation;

•	An advisory vote on the frequency of future advisory votes on executive compensation;

•	Approval of the material terms of performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates; and

•	Transact any other business that may properly come before the meeting.

Important Notice of Internet Availability of Proxy Materials

The Securities and Exchange Commission’s “Notice and Access” rule enables AdvanSix to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials and the Company’s Annual Report to Stockholders. It contains instructions on how to access our Proxy Statement and 2016 Annual Report and how to vote online.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

We encourage stockholders to vote promptly as this will save the expense of additional proxy solicitation. Stockholders of record on the Record Date are entitled to vote at the meeting or in the following ways:

By Telephone	By Internet	By Mail	By Scanning

In the U.S. or Canada, you can vote your shares by calling +1 (800) 690-6903. You will need the 16 digit control number on the Notice of Internet Availability or proxy card.	You can vote your shares online at www.proxyvote.com. You will need the 16 digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote your shares online by scanning the QR code above. You will need the 16 digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.

This Notice of Annual Meeting of Stockholders and related Proxy Materials are being distributed or made available to stockholders beginning on or about April 13, 2017.

By Order of the Board of Directors,

John M. Quitmeyer

Senior Vice President, General Counsel and Corporate Secretary

PROXY STATEMENT

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) for use at the Annual Meeting of Stockholders of AdvanSix Inc. (“AdvanSix” or the “Company”) to be held on Thursday, June 1, 2017.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

AdvanSix’s Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class I directors have terms expiring at the Annual Meeting of Stockholders. The directors designated as Class II directors have terms expiring at the 2018 Annual Meeting of Stockholders, and the directors designated as Class III directors have terms expiring at the 2019 Annual Meeting of Stockholders. Directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2020 Annual Meeting of Stockholders. Beginning at the 2020 Annual Meeting of Stockholders, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes.

Our Board has nominated the Class I director nominees for re-election as directors. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws. AdvanSix’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

DIRECTOR NOMINATIONS SKILLS AND CRITERIA

The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The Committee believes that each of the nominees has key personal attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its Committees.

Listed below are other key experiences, qualifications and skills of our director nominees that are relevant and important in light of AdvanSix’s businesses and structure.

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DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive provides a practical understanding of how complex organizations function and hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management and leadership development.

Industry Experience

Experience in our industry enables a better understanding of the issues facing the Company’s businesses.

Financial Expertise

We believe that an understanding of finance and financial reporting processes is important for our directors to monitor and assess the Company’s operating performance and to ensure accurate financial reporting and robust controls. Our director nominees have relevant background and experience in capital markets, corporate finance, accounting and financial reporting and several satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange (“NYSE”) listing standards.

Regulated Industries Experience

AdvanSix is subject to a broad array of government regulations and demand for its products and services can be impacted by changes in law or regulation in areas such as safety, security and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies.

Public Company Board Experience

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning.

Each of the nominees is also independent of the Company and management. See “Director Independence” on page 11 of this proxy statement. The Nominating and Governance Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals below for election as directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

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NOMINEES FOR ELECTION (CLASS I DIRECTORS)

Darrell K. Hughes
Age: 52 Board Committee: • Nominating and Governance Committee

Mr. Darrell K. Hughes

Mr. Hughes has been President and CEO of Aurora Plastics, an innovative company specializing in high quality rigid and cellular foam PVC compounds, since 2016. From 2010 until 2016, he served as vice president and general manager of Avery Dennison’s Materials Group, a global leader in labeling and packaging materials and graphics and reflective solutions. From 2007 until 2010, he was the president and general manager of SABIC Innovative Plastics’ specialty film and sheet division. Prior to joining SABIC Innovative Plastics, Mr. Hughes held various positions at General Electric, including general manager of specialty films and sheets from 2006 until 2007, general manager of RTV & Elastomers in General Electric’s silicone division from 2003 until 2006 and general manager of global business development and mergers and acquisitions from 1999 until 2003. Mr. Hughes has also held positions at Engelhard Corporation, Deloitte & Touche Consulting Group and Air Products.

Mr. Hughes brings to the Board the operational and financial expertise gained through nearly 30 years of leadership and senior management positions at a number of public companies.

Mr. Hughes has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

Todd D. Karran
Age: 53 Board Committees: • Audit Committee • Compensation Committee

Mr. Todd D. Karran

Mr. Karran has been president and chief executive officer of NOVA Chemicals, a leading producer of polyethylene and expandable styrenics, since 2015. Prior to that, he served as senior vice president and chief financial officer of NOVA Chemicals from 2009 until 2016. Mr. Karran joined NOVA Chemicals in 1985 and has held various other positions since then, including management, accounting and financial roles such as vice president and controller, tax compliance specialist and manager of financial services. From 2006 until 2007, he served as NOVA Chemicals’ vice president and chief information officer. From 2007 until 2009, he served as NOVA Chemicals’ treasurer and vice president of corporate development.

Mr. Karran is a director of NOVA Chemicals. He brings to the Board the leadership, management oversight and financial experience gained in his role as a director of and in various senior management positions at NOVA Chemicals.

Mr. Karran has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

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CONTINUING DIRECTORS

Class II Directors (with terms expiring at the 2018 Annual Meeting of Stockholders)

Paul E. Huck
Age: 67 Board Committees: • Audit Committee • Nominating and Governance Committee

Mr. Paul E. Huck

Mr. Huck was the chief financial officer of Air Products and Chemicals, a global industrial gas and chemical company, from 2004 until his retirement in 2013. Prior to that, he served as Air Products and Chemicals’ corporate controller from 1994 until 2004. Mr. Huck joined Air Products and Chemicals in 1979 as a financial analyst and held various positions, including manager of project control, controller of the equipment division, controller of the chemicals group and controller of the environmental and energy systems group. Before joining Air Products and Chemicals, Mr. Huck was an officer in the U.S. Navy.

Mr. Huck has served on the Board of Orion Engineered Carbons S.A. since 2014. He also serves on various non-profit boards. Mr. Huck formerly served as a director of NewPage Corporation. Mr. Huck brings to the Board over 30 years of leadership and financial and accounting experience in the chemical industry.

Mr. Huck has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

Daniel F. Sansone
Age: 64 Board Committees: • Audit Committee • Compensation Committee

Mr. Daniel F. Sansone

Mr. Sansone was executive vice president of strategy for Vulcan Materials Company, a producer of construction aggregates, ready-mixed concrete, asphalt mix and cement, prior to his retirement at the end of 2014. Prior to that, he served as Vulcan Material’s chief financial officer from 2005 until 2014. Mr. Sansone joined Vulcan Materials in 1988 and held various positions there, including corporate controller and vice president of finance. From 2001 until 2005, Mr. Sansone served as the president of Vulcan Materials’ Southern and Gulf Coast Division. From 1997 until 2001, he served as president of Vulcan Gulf Coast Materials. Before joining Vulcan Materials, Mr. Sansone held positions domestically and internationally at Monroe Auto Equipment, FMC Corporation and Kraft Inc.

Mr. Sansone is a director of Ingevity Corporation. He also serves on various non-profit boards. Mr. Sansone brings to the Board over 40 years of general management and financial experience as both an executive officer and board member of public companies.

Mr. Sansone has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

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Sharon S. Spurlin
Age: 52 Board Committees: • Compensation Committee • Nominating and Governance Committee

Ms. Sharon S. Spurlin

Ms. Spurlin has been vice president and treasurer of Plains All American Pipeline L.P., an energy infrastructure and logistics company, since 2014. She joined Plains All American Pipeline L.P. in 2002 as its director of internal audit. From 2007 until 2009, Ms. Spurlin served as Plains All American Pipeline L.P.’s assistant treasurer. From 2009 until 2014, she served as both PetroLogistics L.P. and PL Midstream’s senior vice president and chief financial officer. Ms. Spurlin has also held various positions at American Ref-Fuel Company and Arthur Andersen.

Ms. Spurlin is a director of Smart Sand Inc., a supplier of industrial sand to the energy industry. She brings to the Board her corporate governance and financial expertise, including in financial reporting, accounting, capital markets and controls.

Ms. Spurlin has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

Class III Directors (with terms expiring at the 2019 Annual Meeting of Stockholders)

Erin N. Kane
Age: 40

Ms. Erin N. Kane

Ms. Kane has been Chief Executive Officer and a Director of AdvanSix since the spin-off from Honeywell on October 1, 2016. Prior to joining AdvanSix, Ms. Kane served as vice president and general manager of Honeywell Resins and Chemicals since October 2014. She joined Honeywell in 2002 as a Six Sigma Blackbelt of Honeywell’s Specialty Materials business. In 2004, she was named product marketing manager of Honeywell’s Specialty Additives business. From 2006 until 2008, Ms. Kane served as global marketing manager of Honeywell’s Authentication Technologies business, and in 2008 she was named global marketing manager of Honeywell’s Resins and Chemicals business. In 2011, she was named business director of chemical intermediates of Honeywell’s Resins and Chemicals business. Prior to joining Honeywell, Ms. Kane held Six Sigma and process engineering positions at Elementis Specialties and Kvaerner Process.

Ms. Kane brings to the Board her knowledge of AdvanSix’s business and industry experience and expertise.

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Michael L. Marberry
Age: 59

Mr. Michael L. Marberry

Mr. Marberry has been president and chief executive officer of J.M. Huber Corporation, a diversified supplier of engineered materials, natural resources and technology-based services, since 2009. He joined J.M. Huber Corporation in 1997 as corporate vice president of corporate strategy and development. From 2002 until 2006, Mr. Marberry served as J.M. Huber Corporation’s chief financial officer. From 2006 until 2009, he served as president of Huber Engineered Materials. Prior to joining J.M. Huber Corporation, Mr. Marberry held various management roles at McKinsey & Company and Proctor and Gamble.

Mr. Marberry is a director of J.M. Huber Corporation, and from 2012 until 2015, he served as a director of Sigma-Aldrich Corporation. He brings to the Board his expertise in, among other things, corporate governance, leadership and global business management and operations.

Mr. Marberry has served as a director of AdvanSix since September 12, 2016.

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CORPORATE GOVERNANCE

AdvanSix is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including the independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Guidelines, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board.

KEY CORPORATE GOVERNANCE DOCUMENTS

Please visit our website at www.Advan6.com (see “Investors”—“Corporate Governance”) to view the following documents:

•	Charter and By-laws of AdvanSix

•	Corporate Governance Guidelines

•	Code of Conduct

•	Board Committees and Charters

These documents are available free of charge on our website or by writing to AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054, c/o Corporate Secretary.

Our Code of Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. Amendments to or waivers of the Code of Conduct granted to any of our directors or executive officers will be published on our website.

BOARD OF DIRECTORS

The primary functions of our Board of Directors are:

•	to oversee the affairs of the Company and management performance on behalf of stockholders;

•	to ensure that the long-term interests of the stockholders are being served;

•	to monitor adherence to AdvanSix standards and policies;

•	to promote the exercise of responsible corporate citizenship; and

•	to perform the duties and responsibilities assigned to the Board by the laws of Delaware, AdvanSix’s state of incorporation.

Board Meetings

Since the spin-off from Honeywell on October 1, 2016, the Board of Directors held two meetings during 2016. During this period, the attendance at meetings of the Board and Board Committees was 100%. All of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and all Committees of the Board on which each such director served.

Board Leadership Structure

Our Board of Directors has adopted Corporate Governance Guidelines which outline our corporate governance policies and procedures, including, among other topics, director responsibilities, Board committees, management succession and performance evaluations of the Board.

Our Corporate Governance Guidelines provide that the positions of Chairman and Chief Executive Officer are to be held by separate individuals. Mr. Marberry currently serves as Independent Chairman of the Board who, in accordance with the Corporate Governance Guidelines, meets the independence requirements established by the NYSE. The Chairman, among other responsibilities, works with the Chief Executive Officer and the Board to prepare Board meeting agendas and schedules, acts as liaison to other independent members of the Board, and presides at Board meetings.

We believe that the current Board leadership structure is an appropriate structure for the Company and its stockholders at this time. The sharing of responsibilities allows, on the one hand, the Chief Executive Officer to focus her energy on strategy and management of the Company and its operations, and on the other hand, the Board to focus on oversight of strategic planning and risk management of the Company. The Board of Directors believes that Mr. Marberry’s service as the Independent Chairman of the Board is in the best interest of the Company and its stockholders at this time.

The Board’s Chairman shall act as chair at all Board meetings and is responsible for establishing the agenda for each Board meeting. In addition, the Chairman serves as liaison between management and the independent directors to provide feedback from executive sessions and call meetings of the non-employee directors when necessary and appropriate.

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Board Practices and Procedures

•	The Board’s Committees—the Audit Committee, the Nominating and Governance Committee and the Compensation Committee—undertake, as applicable, extensive analysis and review of the Company’s activities in key areas such as financial reporting, risk management, internal controls, compliance, corporate governance, succession planning and executive compensation.

•	The Board and its Committees perform an annual review of the agenda and topics to be considered for each meeting. During that review, each Board and Committee member is free to raise topics that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•	Each director is provided in advance written material to be considered at each meeting of the Board and has the opportunity to provide comments and suggestions.

•	The Board and its Committees provide feedback to management and management answers questions raised by the directors during Board and Committee meetings.

•	Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or by a majority of the independent directors.

BOARD COMMITTEES

The Board currently has the following Committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each Committee consists entirely of independent directors. Each Committee operates under a written charter which is available on our website at www.Advan6.com (see “Investors”—“Corporate Governance”).

Committee Membership

The table below lists the current membership of each Committee and the number of Committee meetings held during 2016, following the spin-off from Honeywell.

Name	Audit	Compensation	Nominating and Governance
Mr. Huck	X*		X
Mr. Hughes			X
Mr. Karran	X	X
Mr. Sansone	X	X*
Ms. Spurlin		X	X*
2016 Meetings	2	2	1

* Committee Chairperson

Board Committees and Responsibilities

The primary functions of each of the Board Committees are described below.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The responsibilities of our Audit Committee include overseeing:

•	management’s conduct of our financial reporting process (including the development and maintenance of systems of internal accounting and financial controls);

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our outside auditor;

•	the performance of our internal audit function;

•	the outside auditor’s annual audit of our financial statements; and

•	the preparation of certain reports required by the rules and regulations of the SEC.

The Audit Committee has three members and consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE, Rule 10A-3 under the Exchange Act and our Audit Committee charter. Each member of the Audit Committee is financially literate, and at least one member of the Audit Committee has accounting and related financial management expertise and satisfies the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its

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business judgment. The Board has determined that Messrs. Huck, Karran, and Sansone satisfy the “accounting or related financial management expertise” requirements set forth in the NYSE listing standards, and has designated Mr. Huck as the Securities and Exchange Commission (“SEC”) defined “audit committee financial expert.” See page 38 for the Audit Committee Report.

Compensation Committee

The responsibilities of our Compensation Committee include, among other duties:

•	establishing and periodically reviewing our compensation philosophy;

•	evaluating the performance of our Chief Executive Officer including determining and approving compensation;

•	reviewing and approving the compensation of our other executives, as well as our Board;

•	overseeing the administration and determination of awards under our compensation plans; and

•	preparing any report on executive compensation required by the rules and regulations of the SEC.

The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and our Compensation Committee charter. The members of our Compensation Committee will be “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Nominating and Governance Committee

The responsibilities of our Nominating and Governance Committee include, among other duties:

•	overseeing our corporate governance practices;

•	reviewing and recommending to our Board amendments to our by-laws, certificate of incorporation, committee charters and other governance policies;

•	reviewing and making recommendations to our Board regarding the structure of our various board committees;

•	identifying, reviewing and recommending to our Board individuals for election to the Board;

•	adopting and reviewing policies regarding the consideration of candidates for our Board proposed by stockholders and other criteria for membership on our Board;

•	overseeing the executive succession planning process, including an emergency succession plan;

•	reviewing the leadership structure for our Board;

•	overseeing our Board’s annual self-evaluation; and

•	overseeing and monitoring general governance matters, including communications with stockholders and regulatory developments relating to corporate governance.

The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and our Nominating and Governance Committee charter.

Board Committee Oversight of Independent Accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and PCAOB inspections of the independent accountants. They also review and pre-approve all audit and non-audit services provided to AdvanSix by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. The Committee also holds separate executive sessions at each in-person meeting with representatives of our independent accountants, and with AdvanSix’s Chief Financial Officer, General Counsel, and Senior Director, Corporate Audit.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2017.

Board Committee Oversight of Executive Compensation and Outside Compensation Consultant

The Compensation Committee has sole authority to retain a compensation consultant to assist the Compensation Committee in the evaluation of director, CEO or senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation Committee is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the Compensation

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Committee’s established policy, its consultant cannot provide any other services to AdvanSix. Since November 2016, the Committee has retained Korn Ferry Hay Group (“Hay Group”) as its independent compensation consultant.

The Compensation Committee regularly reviews the services provided by its compensation consultant and performs an annual assessment to determine whether the compensation consultant is independent. The Compensation Committee and its advisors conducted a specific review of its relationship with Hay Group in advance of their engagement in November 2016, and determined that Hay Group is independent in providing AdvanSix with executive compensation consulting services and that Hay Group’s work for the Committee did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

In making this determination, the Committee reviewed information provided by Hay Group on the following factors:

•	any other services provided to AdvanSix by Hay Group;

•	fees received by Hay Group from AdvanSix as a percentage of Hay Group’s total revenue;

•	policies or procedures maintained by Hay Group to prevent a conflict of interest;

•	any business or personal relationship between the individual Hay Group consultants assigned to the AdvanSix relationship and any Committee member;

•	any business or personal relationship between the individual Hay Group consultants assigned to the AdvanSix relationship, or Hay Group itself, and AdvanSix’s executive officers; and

•	any AdvanSix stock owned by Hay Group or the individual Hay Group consultants assigned to the AdvanSix relationship.

In particular, the Compensation Committee noted that Hay Group’s services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The Compensation Committee will continue to monitor the independence of its compensation consultant on a periodic basis.

Hay Group compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of AdvanSix and its Peer Group (see pages 26-27 of this proxy statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of AdvanSix and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. Hay Group also provides information regarding emerging trends and best practices in executive compensation. While the Compensation Committee reviews information provided by Hay Group regarding compensation paid by the Compensation Peer Group as a general indicator of relevant market conditions, the Compensation Committee does not target a specific competitive position relative to the market in making its compensation determination. Hay Group reports to the Committee Chair, has direct access to Committee members, and attends Committee meetings either in person or by telephone.

Compensation Input From Senior Management

The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of AdvanSix’s annual planning process, the CEO, CFO, and Chief Human Resources Officer develop targets for AdvanSix’s incentive compensation programs and present them to the Committee. These targets are reviewed by the Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for AdvanSix’s other executive officers. The CEO does not provide recommendations on her own compensation. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance. The CEO presents to the Compensation Committee and the full Board her evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions, and presents to the Nominating and Governance Committee and the full Board succession plans for each of the executive officers.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. Relevant Committees review specific risk areas, as enumerated below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of AdvanSix, including its annual operating plans and strategic planning, the Board provides input to management both on ordinary course, business and commercial operating risks as well as prospective risks. In addition, management

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reports to the Board and each Committee periodically on specific, material risks as they arise or as requested by individual Board members. On a periodic basis, management reports to the Audit Committee and full Board on its Enterprise Risk Management (ERM) program. These presentations are designed to provide the Audit Committee and full Board with adequate visibility into the risks facing AdvanSix and enable the Board to effectively exercise its oversight function. Through its ERM program, management identifies the most significant risks facing the Company and ensures that, where possible, it deploys adequate risk mitigation strategies. The Board provides oversight and guidance to management to ensure that the ERM process appropriately identifies the risks facing AdvanSix and its operations, and that adequate mitigation steps, where appropriate, are implemented.

The specific risk areas of focus for the Board and each of its Committees are summarized below. In addition, each Committee meets in executive session with key management personnel and representatives of outside advisors (for example, the Senior Director, Corporate Audit meets in private session with the Audit Committee).

Board/Committee	Primary Areas of Risk Oversight
Full Board	•	General strategic and commercial risks such as strategic planning and implementation, capital expenditures, reliance on outsourcing arrangements, liquidity management, supply chain disruptions, raw material price increases, customer demand, technology and innovation, plant outages, competitive risk and any slowdown in economic growth
	•	Legal risks arising from litigation, labor issues, intellectual property (IP) infringement, health, safety, and environment, regulatory issues such as Foreign Corrupt Practices Act (FCPA), and product liability
	•	Cyber security including IT infrastructure, protection of customer and employee data, trade secrets and other proprietary information, ensuring the security of data, persistent threats, and cyber risks
	•	Catastrophic risks such as acts of terrorism, pandemics, natural disasters, and plant accidents
Audit Committee	•	Accounting, controls, and financial disclosure
	•	Cyber security including IT infrastructure, protection of customer and employee data, trade secrets and other proprietary information, ensuring the security of data, persistent threats, and cyber risks
	•	Tax and liquidity management
	•	Compliance matters associated with import/export and FCPA
	•	Reliance on outsourcing arrangements
	•	Certain kinds of employee misconduct
	•	Catastrophic risks such as acts of terrorism, pandemics, natural disasters, and plant accidents
Nominating and Governance	•	Labor compliance
Committee	•	Health, safety, environmental, product stewardship and sustainability including regulatory compliance and related controls
	•	Executive succession planning
Compensation Committee	•	Executive compensation plans, programs and arrangements
	•	Employee pension and saving plans

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that a majority of our directors must be considered independent under relevant NYSE and SEC guidelines. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board.

Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that all of our non-employee directors are independent and that each of the director nominees standing for election to the Board at the Annual Meeting—Messrs. Hughes and Karran—satisfies the independence criteria in the applicable NYSE listing standards and SEC rules (including, with respect to Mr. Karran, the enhanced criteria for members of the Audit Committee and Compensation Committee).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with AdvanSix, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with AdvanSix, other than as a director and stockholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others.

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Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director receives any direct compensation from AdvanSix other than under the director compensation program described on pages 13-14 of this proxy statement.

•	No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director is an employee of AdvanSix or otherwise receives direct compensation from AdvanSix.

•	No non-employee director is affiliated with AdvanSix or any of its subsidiaries or affiliates.

•	No non-employee director is an employee of AdvanSix’s independent accountants and no non-employee director (or any of their respective immediate family members) is a current partner of AdvanSix’s independent accountants, or was within the last three years, a partner or employee of AdvanSix’s independent accountants and personally worked on AdvanSix’s audit.

•	No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from AdvanSix.

•	No AdvanSix executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.

•	No non-employee director (or any of their respective immediate family members) is indebted to AdvanSix, nor is AdvanSix indebted to any non-employee director (or any of their respective immediate family members).

•	No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from AdvanSix.

The above information was derived from AdvanSix’s books and records and responses to questionnaires completed by the directors in connection with the preparation of this proxy statement. Based on our review of these materials, none of our non-employee directors had or has any relationship with AdvanSix other than as a director.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Nominating and Governance Committee consists entirely of independent directors under applicable SEC rules and NYSE listing standards. In this role, the Committee seeks individuals qualified to become directors, evaluates the qualifications of individuals suggested or nominated by third parties, including stockholders, and recommends to the Board the nominees to be proposed by AdvanSix for election to the Board. The Committee’s responsibilities are to consider director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Committee intends to consider director candidates suggested by its members, other directors, management and stockholders, and take into consideration criteria established by the Board as set forth in the Company’s Corporate Governance Guidelines or established by the Committee in the Policy Statement Regarding Director Nominations and Stockholder Communications. In advance of, and at the time of, recommending candidates to the Board, the Committee shall inform the Board of the criteria used in making the recommendation.

The Committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity. In particular, the Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of AdvanSix’s businesses. While AdvanSix’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the Guidelines do prescribe that the Company will give consideration to diversity when evaluating the composition of the Board and the nomination of director candidates as well as necessary skills and experience and the ability to devote sufficient time to performing duties effectively. Directors are expected to challenge management constructively through active participation and questioning. The Nominating and Governance Committee is committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and Committee meetings.

The Committee conducts regular reviews of current directors in light of the considerations described above and past contributions to the Board.

Stockholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Corporate Secretary, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the above criteria. Stockholders wishing to nominate a director should follow

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the procedures set forth in the Company’s By-laws, the Policy Statement regarding Director Nominations and Stockholder Communications, and as described under “Other Information—Director Nominations” in this proxy statement.

AdvanSix has not received any nominations under our proxy access by-law in connection with the Annual Meeting. See “Other Information—Director Nominations.”

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors are invited to participate in an orientation program, including presentations by senior management to familiarize new directors with the Company’s plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its principal officers and its internal and independent auditors. The directors receive materials or briefing sessions either before or during each Board and Committee meeting. Between meetings, the directors are in frequent communication with the executive management of the Company on matters relating to major aspects of the Company’s business. The Board also periodically participates in site visits to AdvanSix’s facilities. In November 2016, shortly following the spin-off, an orientation and plant tour was held for the directors at the Company’s facility in Hopewell, Virginia. Members of the Board may attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

AdvanSix has no specific policy regarding director attendance at its Annual Meeting of Stockholders, although it is expected that each of our directors will attend absent extenuating circumstances. Generally, Board and Committee meetings are held immediately following the Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

The Compensation Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of AdvanSix receive no compensation for service on the Board. AdvanSix’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and is designed to address the time, effort, expertise and accountability required of active Board membership.

In general, the Compensation Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

Cash Compensation

Non-employee directors receive $80,000 per year as an annual cash retainer for their service on the Board.

In addition, non-employee directors receive additional retainers for the following roles:

•	The Independent Chairman of the Board receives $60,000 per year.

•	The Chair of the Audit Committee receives $20,000 per year and each other member of the Audit Committee receives $10,000 per year;

•	The Chair of the Compensation Committee receives $15,000 per year and each other member of the Compensation Committee receives $7,500 per year;

•	The Chair of the Nominating and Governance Committee receives $10,000 per year and each other member of the Nominating and Governance Committee receives $5,000 per year.

All directors are also reimbursed for reasonable travel, lodging and related expenses incurred in attending Board meetings.

Equity Compensation

Each non-employee director is eligible for annual equity award grants in the form of full-value stock awards with a grant date fair value of approximately $80,000 and subject to a minimum vesting requirement of one year. Directors receive their annual stock grant following each Annual Meeting of Stockholders.

In addition, in recognition of the efforts of our non-employee directors to ensure a successful spin-off, each non-employee director received an initial equity award in the form of RSUs with a grant date fair value of approximately $100,000, which cliff-vests on the third anniversary of the grant date, generally subject to continued service on the Board.

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Stock Ownership Guidelines

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of AdvanSix, must hold Common Stock (including restricted shares and RSUs and/or Common Stock equivalents) with a market value of at least five times the annual base cash retainer (or $400,000). Until a director has met the applicable ownership requirement, he or she is required to hold 100% of the shares (net of taxes) received upon the vesting of RSUs. Directors have five years from appointment or election to the Board to attain the prescribed ownership threshold. All current directors are within the five-year period to attain the ownership threshold but have not yet attained the prescribed ownership threshold.

DIRECTOR COMPENSATION—FISCAL YEAR 2016

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Paul E. Huck	$26,250	$100,000	—	$126,250
Darrell K. Hughes	$21,250	$100,000	—	$121,250
Todd D. Karran	$24,380	$100,000	—	$124,380
Michael L. Marberry	$35,000	$100,000	—	$135,000
Daniel F. Sansone	$26,250	$100,000	—	$126,250
Sharon S. Spurlin	$24,380	$100,000	—	$124,380

(1)	Includes all fees earned in 2016. Annual cash retainer fees were prorated for 2016.

(2)	The table below reflects all outstanding stock awards held at December 31, 2016 by each of the listed individuals.

Director Name	Outstanding Stock Awards at 12/31/16
Paul E. Huck	6,094
Darrell K. Hughes	6,094
Todd D. Karran	6,094
Michael L. Marberry	6,094
Daniel F. Sansone	6,094
Sharon S. Spurlin	6,094

(3)	The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Stock awards of 6,094 RSUs were made to non-employee directors on October 3, 2016 with a value of $16.41 per share, which vest in full on October 3, 2019. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2016 may be found in Note 15 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Governing Related Party Transactions

Prior to the completion of the spin-off, our Board adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that our Nominating and Governance Committee reviews each of AdvanSix’s transactions involving an amount exceeding $100,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Our Nominating and Governance Committee will approve or ratify only those transactions that are fair and reasonable to AdvanSix and in our and our stockholders’ best interests.

The Nominating and Governance Committee has delegated to its Chair the authority to review and approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $500,000, unless the Chair is directly or indirectly involved in such transaction, in which case such authority shall be delegated to another Committee member. The Chair’s decision with respect to any such related person transaction shall be reported to the full Committee at its next scheduled meeting.

Agreements with Honeywell

Honeywell is not currently a related party of AdvanSix. Nevertheless, because it was a related party of AdvanSix prior to the spin-off, we have included below summaries of agreements that govern the ongoing relationships between AdvanSix and Honeywell after the spin-off, which were entered into in order to facilitate an orderly transition.

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Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with Honeywell on September 22, 2016. The Separation and Distribution Agreement sets forth our agreements with Honeywell regarding the principal actions taken in connection with the spin-off and other agreements that govern aspects of our relationship with Honeywell following the spin-off, as summarized below.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities so that we and Honeywell retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business consist of those owned or held by us or those primarily related to our current business and operations. The liabilities assumed in connection with the spin-off consist of those related to the past and future operations of our business, including our three current manufacturing locations and the other locations used in our current operations. Honeywell retained assets and assumed liabilities related to former business locations or the operation of our former business. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and Honeywell.

Internal Transactions

The Separation and Distribution Agreement describes certain actions related to our separation from Honeywell that occurred prior to the spin-off such as the formation of our subsidiaries and certain other internal restructuring actions to be taken by us and Honeywell, including the contribution by Honeywell to us of the assets and liabilities that comprise our business.

Intercompany Arrangements

All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us and Honeywell, terminated effective as of the spin-off date, except specified agreements and arrangements that are intended to survive the spin-off.

Credit Support

We have agreed to use reasonable best efforts to arrange for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support currently provided by or through Honeywell or any of its affiliates for the benefit of us or any of our affiliates.

Representations and Warranties

In general, neither we nor Honeywell make any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets were transferred on an “as is,” “where is” basis.

Further Assurances

The Separation and Distribution Agreement provides that parties will use reasonable best efforts to effect transfers contemplated by the Separation and Distribution Agreement that were not consummated prior to the spin-off as promptly as practicable following the spin-off date. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the spin-off.

The Distribution

The Separation and Distribution Agreement governs Honeywell’s and our respective rights and obligations regarding the spin-off. Prior to the spin-off, Honeywell delivered all the issued and outstanding shares of our common stock to the distribution agent. Following the spin-off date, the distribution agent electronically delivered the shares of our common stock to Honeywell stockholders based on the distribution ratio. The Honeywell board of directors, in its sole and absolute discretion, determined the record date, the distribution date and the terms of the spin-off.

Exchange of Information

We and Honeywell agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and Honeywell also agreed to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the Separation and Distribution Agreement. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

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Intellectual Property Restrictions and Licenses

We agreed not to assert our intellectual property rights against Honeywell or (with limited exceptions) act to impair Honeywell’s intellectual property rights, and Honeywell agreed not to assert its intellectual property rights against us or (with limited exceptions) act to impair our intellectual property rights, in each case for a period of five years. We granted to Honeywell, and Honeywell granted to us, a perpetual royalty-free license to certain intellectual property that has historically been shared between us and Honeywell and we agreed to negotiate a commercial license with Honeywell under other intellectual property rights in the event either we or Honeywell determine such rights are necessary in order to pursue new projects in the ordinary course of business. These restrictions and licenses will be binding on future licensees or assignees of our and Honeywell’s intellectual property rights.

Release of Claims

We and Honeywell each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the spin-off have been the other’s stockholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the spin-off. These releases will be subject to exceptions set forth in the Separation and Distribution Agreement.

Indemnification

We and Honeywell each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the spin-off and our and Honeywell’s respective businesses. The amount of either Honeywell’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which Honeywell provides us, and we provide Honeywell, with specified services, including information technology, financial, human resources and labor, health, safety and environmental, sales, product stewardship, operational and manufacturing support, procurement, customer support, supply chain and logistics and legal and contract and other specified services, for a limited time to help ensure an orderly transition following the spin-off. The services are generally intended to be provided for a period no longer than 24 months following the spin-off. Each of the parties agrees to use its commercially reasonable efforts to take any actions necessary or advisable for it to be able to provide the services for itself as soon as practicable after the spin-off. Each party may terminate the agreement in its entirety in the event of a material breach of the agreement by the other party that is not cured within a specified time period. Each recipient party may also terminate the services on an individual basis upon prior written notice to the party providing the service.

As specified under the Transition Services Agreement, the service provider is generally reimbursed for its direct cost, in addition to an approximately 5% margin on such direct costs, providing the service, which may not necessarily be reflective of prices that could have been obtained for similar services from an independent third-party. The cost of the services to be provided by each party is not expected to be material.

We have agreed to hold Honeywell harmless from any damages arising out of Honeywell’s provision of the services unless such damages are the result of Honeywell’s willful misconduct, gross negligence or breach of certain provisions of the agreement. Additionally, Honeywell’s liability is generally subject to a cap in the amount of fees actually received by Honeywell from us in connection with the provision of the services. We also generally indemnify Honeywell for all liabilities arising out of Honeywell’s provision of the services unless such liabilities are the result of Honeywell’s willful misconduct or gross negligence, in which case, Honeywell indemnifies us for such liabilities. These indemnification and liability terms are customary for agreements of this type.

Given the short-term nature of the Transition Services Agreement, we are in the process of increasing our internal capabilities to eliminate reliance on Honeywell for the transition services it provides as quickly as possible. We have the right under the Transition Services Agreement to terminate our receipt of any service once we develop the internal capabilities to provide the service on a standalone basis, subject to certain limitations.

Tax Matters Agreement

We entered into a Tax Matters Agreement with Honeywell that governs the respective rights, responsibilities and obligations of Honeywell and us after the spin-off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

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The Tax Matters Agreement generally provides that Honeywell will indemnify us for taxes relating to tax periods prior to the spin-off. Honeywell has the right to control any audit or contest relating to these taxes. In addition, the Tax Matters Agreement provides that we will be required to indemnify Honeywell for any taxes (and reasonable expenses) resulting from the failure of the spin-off and related internal transactions to qualify for their intended tax treatment under U.S. federal income tax law where such taxes result from (a) breaches of covenants and representations we make and agree to in connection with the spin-off, (b) the application of certain provisions of U.S. federal income tax law to these transactions or (c) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement or other ancillary agreements) we take after the spin-off that gives rise to these taxes. Honeywell has the exclusive right to control the conduct of any audit or contest relating to these taxes, but will not be permitted to settle any such audit or contest without our consent (which we may not unreasonably withhold or delay).

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, business combinations, sales of assets, and similar transactions) that are designed to address compliance with Section 355 of the Code and preserve the tax-free nature of the spin-off. These restrictions will apply for the two-year period after the spin-off. Under the Tax Matters Agreement, these restrictions apply unless Honeywell gives its consent for us to take a restricted action, which it is permitted to grant or withhold at its sole discretion. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.

Employee Matters Agreement

We entered into an Employee Matters Agreement with Honeywell that addresses employment and employee compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which our employees participated prior to the spin-off. In general, Honeywell generally retained all employment and employee compensation and benefits-related liabilities that relate to periods prior to the spin-off, and we are generally responsible for all employment and employee compensation and benefits-related liabilities relating to our employees and other service providers that relate to periods on and following the spin-off. Specifically, Honeywell retained assets and liabilities with respect to our employees under the Honeywell pension plan and the Honeywell nonqualified and deferred compensation plans. Generally, each of our employees ceased active participation in Honeywell compensation and benefit plans as of the spin-off, with the exception of any continued participation pursuant to the terms of the Transition Services Agreement. The Employee Matters Agreement also provides that we will establish certain compensation and benefit plans for the benefit of our employees following the spin-off, including a 401(k) savings plan, which accepts direct rollovers of account balances from the Honeywell 401(k) savings plan for any of our employees who elect to do so. Generally, following the spin-off, we assumed and are responsible for any annual bonus payments, including with respect to the year in which the spin-off occurs, and any other cash-based incentive or retention awards, other than Growth Plan Units (GPUs) outstanding at the time of the spin-off, to our current and former employees. Honeywell long-term incentive compensation awards, including stock options, RSUs and GPUs, held by AdvanSix employees are treated as described in “Compensation Discussion and Analysis—Details on Program Elements and Related 2016 Compensation Decisions—Long-Term Incentive Compensation.” The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and described above. In addition, the Employee Matters Agreement provides that we will indemnify Honeywell for any liabilities associated with the active participation of our current and former employees in Honeywell’s benefit plans following the spin-off date.

Site Sharing and Services Agreements

In addition to the above agreements, we entered into site sharing and services agreements with Honeywell, pursuant to which (1) we provide a long-term lease to Honeywell at our Chesterfield, Virginia facility where Honeywell produces SpectraTM advanced fibers and composite materials, (2) Honeywell provided us with a long-term lease at Honeywell’s Colonial Heights, Virginia facility which serves as one of our R&D and engineering centers, and (3) Honeywell provided us with a long-term lease at Honeywell’s Pottsville, Pennsylvania facility where we produce advanced biaxially oriented nylon film under the Capran® trademark. Each of these leases allow the applicable tenant to access and use a portion of the property in a manner and for the purposes that are consistent with such party’s use immediately prior to the spin-off. Under each agreement, the facility owner—Honeywell in the case of Pottsville and Colonial Heights and AdvanSix in the case of Chesterfield—provides the other party a range of site maintenance, security and support services similar to what a tenant would customarily expect in a multi-tenant facility. Each tenant is responsible for its own on-site commercial and manufacturing activities. Lease payments were determined using arms-length, industrial leasing rates applicable in each geography. The lease payments may be increased based on the fair market rental value of the rented premises under certain circumstances. Site maintenance, security and support services are provided at each party’s direct costs. Each agreement has an initial term of approximately two years,

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which renews automatically for successive two year terms unless earlier terminated pursuant to the terms of the agreement. Either party may terminate upon two years prior written notice to the extent that the continuation of the Agreement is no longer commercially feasible. Additionally, the applicable tenant under each agreement may terminate the agreement upon 12-months prior written notice received by a specified date within each term.

Other Arrangements

We intend to supply Honeywell’s requirements for acetaldehyde oxime (“AAO”) and 2-pentanone oxime (“2PO”) under a two year, fixed cost supply agreement. For the year ended December 31, 2016, our AAO/2PO product sales to Honeywell generated $9.1 million in sales and represented 0.8% of our 2016 total sales. Both products are currently manufactured by us in Hopewell, Virginia. No additional production equipment or expansions are required to supply these products to Honeywell. The two chemicals are sold by Honeywell’s Specialty Chemicals business primarily into the agricultural and sealant sectors.

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STOCK OWNERSHIP INFORMATION

The following table provides information regarding the beneficial ownership of our common stock by the following:

•	each stockholder who beneficially owns more than 5% of our outstanding common stock;

•	each of our directors following the spin-off;

•	each of our named executive officers listed in our Summary Compensation Table; and

•	all of our directors and executive officers following the spin-off as a group.

Except as otherwise noted below, we based the share amounts on each person’s beneficial ownership of AdvanSix common stock as of March 3, 2017. Except as otherwise noted in the footnotes below, each person or entity identified in the table has sole voting and investment power with respect to the securities he, she or it holds. The percentage values are based on 30,482,966 shares of our common stock outstanding as of March 3, 2017. The principal address for each director and executive officer of AdvanSix is 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Named Executive Officers:
Jonathan Bellamy	56,553	*
Christopher Gramm	35,040	*
Paul E. Huck	6,094	*
Darrell K. Hughes	6,094	*
Erin N. Kane	407,406	1.3%
Todd D. Karran	6,094	*
Michael L. Marberry	8,594	*
Michael Preston	139,347	*
John M. Quitmeyer	145,461	*
Daniel F. Sansone	6,094	*
Sharon S. Spurlin	6,094	*
All directors and executive officers as a group (11 persons)	822,871	2.7%
Principal Stockholders:
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	3,532,326	11.6%
Firefly Value Partners, LP(2) c/o dms Corporate Services, Ltd. P.O. Box 1344 dms House 20 Genesis Close Grand Cayman, KY1-1108 Cayman Islands	2,034,249	6.7%
JPMorgan Chase & Co.(3) 270 Park Ave New York, NY 10017	1,608,469	5.3%
Norges Bank (The Central Bank of Norway)(4) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	1,524,693	5.0%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)	Based on a Schedule 13G/A filed by BlackRock Inc. with the SEC on January 12, 2017. BlackRock Inc. has sole voting power in respect of 3,085,938 shares and sole dispositive power in respect of 3,532,325 shares.

(2)	Based on a Schedule 13G/A filed by Ryan Heslop, Ariel Warszawski, Firefly Value Partners, LP, FVP GP, LLC, Firefly Management Company GP, LLC, and FVP Master Fund, L.P. with the SEC on February 14, 2017, who each share voting and dispositive power in respect of 2,034,249 shares.

(3)	Based on a Schedule 13G filed by JP Morgan Chase & Co. with the SEC on January 27, 2017. JP Morgan Chase & Co. has sole voting power in respect of 1,581,558 shares and sole dispositive power in respect of 1,604,632 shares.

(4)	Based on a Schedule 13G filed by Norges Bank (Central Bank of Norway) with the SEC on March 3, 2017. Norges Bank (Central Bank of Norway) has sole voting and dispositive power in respect of 1,524,693 shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2016, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

SEC FILINGS AND REPORTS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.Advan6.com under the heading “Investors” (see “SEC Filings”) immediately after they are filed with or furnished to the SEC.

STOCKHOLDER OUTREACH AND ENGAGEMENT

Understanding the issues that are important to our stockholders is critical in ensuring that we address their interests in a meaningful and effective way. It is also a tenet of good governance. In that light, we engage with our stockholders on a regular basis to discuss a range of topics including our performance, risk management, executive compensation, and corporate governance. We recognize the value of taking our stockholders’ views into account. Dialogue and engagement with our stockholders helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases. These calls are available in real time and as archived webcasts on our website. Our CEO, Chief Financial Officer, Director of Investor Relations and other management meet periodically with investors to discuss the Company and its financial and business performance.

COMMUNICATING WITH MANAGEMENT AND IR

Our Investor Relations department is the primary point of contact for stockholder interaction with AdvanSix. Stockholders should write to or call:

Adam Kressel

Director, Investor Relations

AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054

Phone: +1 (973) 526-1700

Visit our website at www.Advan6.com

We encourage our stockholders to visit the “Investors” section of our website for more information on our investor relations and corporate governance programs.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Stockholders, as well as other interested parties, may communicate directly with the Chairman for an upcoming meeting, the non-employee directors as a group, or individual directors by writing to: AdvanSix Inc., c/o Corporate Secretary, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

AdvanSix’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service related inquires; junk mail or mass mailings; resumes or other job-related inquires; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of AdvanSix’s executive compensation program, its alignment with performance and the 2016 compensation decisions regarding our Named Executive Officers.

Executive Summary

Fiscal 2016 was a transformational year for AdvanSix Inc. On October 1, 2016, Honeywell International Inc., our former parent, completed the previously announced separation of AdvanSix, its Resins and Chemicals business. The separation was completed by Honeywell distributing all of the then outstanding shares of common stock of AdvanSix on October 1, 2016 through a dividend in kind of AdvanSix common stock, par value $0.01, to holders of Honeywell common stock as of the close of business on the record date of September 16, 2016 who held their shares through the distribution date. Each Honeywell stockholder who held their shares through the distribution date received one share of AdvanSix common stock for every 25 shares of Honeywell common stock held at the close of business on the record date. On October 3, 2016, AdvanSix stock began “regular-way” trading on the NYSE under the “ASIX” stock symbol.

This Compensation Discussion and Analysis (“CD&A”) describes the compensation philosophy, programs and practices adopted by the Compensation Committee of the Board of Directors of AdvanSix (the “Compensation Committee”) for its senior executive officers following the spin-off. This CD&A also discusses, in part, the historical compensation programs and practices of our former parent Honeywell because, until the completion of the spin-off, decisions about our executive compensation and benefits were made primarily by the Management Development and Compensation Committee of the Honeywell Board of Directors (the “Honeywell Compensation Committee”) and Honeywell senior management, and the executive compensation programs in place at the time of the spin-off were those established by Honeywell on our behalf. Because our Named Executive Officers (“NEOs”) were not executive officers of Honeywell, their compensation for 2016 prior to the spin-off was determined primarily by Honeywell senior management.

Following the spin-off, our Compensation Committee has undertaken a review of each element of our compensation programs. As a new, independent public company, we believe that the spin-off offers an exciting opportunity that enables us to offer our key employees with compensation directly linked to the performance of our business, which we expect will enhance our ability to attract, retain and motivate qualified personnel and serve the interests of our stockholders. As described below under “2017 Compensation Decisions,” our Compensation Committee established our executive compensation program for 2017, our first full year as an independent company. Some of the key actions by the Compensation Committee for the 2017 program include:

•	Approval of a new peer group to reflect post-spin comparator companies of similar revenue size and business scope and with whom we compete for talent;

•	Establishing our annual and long-term incentive compensation program design for 2017 to reflect our pay-for-performance culture; and

•	Adopting performance measures under our annual incentive compensation program and for our performance stock units which are designed to align with the key elements of our strategy to grow stockholder value.

As addressed in further detail in this CD&A, the initial compensation of our NEOs following the spin-off is governed largely by the terms of the employment letter agreements entered into with each of them prior to the spin-off (“Employment Letter Agreements”), as well as the Separation and Distribution Agreement (“Separation Agreement”) and the Employee Matters Agreement (“Employee Matters Agreement”), each dated September 22, 2016, entered into between us and Honeywell in connection with the spin-off. A description of the Employment Letter Agreements can be found below in this CD&A under the heading “NEO Employment Letter Agreements.”

Our Executive Leadership Team

For purposes of this CD&A and the disclosure that follows, the following are AdvanSix’s executive officers and our NEOs for 2016:

Erin N. Kane	Chief Executive Officer (CEO)
Michael Preston	Senior Vice President and Chief Financial Officer (CFO)
John M. Quitmeyer	Senior Vice President, General Counsel and Corporate Secretary
Jonathan Bellamy	Chief Human Resources Officer
Christopher Gramm	Vice President and Controller

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In planning for the spin-off, Honeywell understood the importance of management continuity for AdvanSix and appointed a strong executive team. Ms. Kane was chosen to serve as our Chief Executive Officer because she was viewed as uniquely qualified to lead our Company given her deep industry experience, her long tenure at Honeywell and her extensive experience in managing the global Resins and Chemicals business prior to the spin-off. The balance of our executive leadership team was also appointed from within Honeywell businesses, with knowledge of the AdvanSix business and a broad range of leadership, management and operational experience.

Our Executive Compensation Philosophy and Approach

Our executive compensation and benefit programs are designed to support the creation of stockholder value through four key objectives: (1) attract and retain world-class leadership talent; (2) drive performance that creates stockholder value; (3) pay for superior results and sustainable performance; and (4) manage risk through oversight and compensation design.

In setting total compensation to meet these key objectives, we seek to achieve the optimal balance between: (1) fixed and variable (or “at-risk”) pay elements; (2) short-term and long-term pay elements; and (3) cash and equity-based elements.

The factors applicable to our NEOs that generally shape our assessment of compensation and help achieve our key objectives include: (1) compensation history, in total and for each element of compensation; (2) operational and financial performance for AdvanSix; (3) future leadership development and potential; (4) our performance relative to the competitive marketplace; (5) individual performance record; (6) relative level of responsibility within AdvanSix and the impact of the NEO’s position on Company performance; (7) trends and best practices in executive compensation; and (8) industry and macroeconomic conditions.

Commitment to Compensation Best Practices

As part of our executive compensation program, our Compensation Committee is committed to regular review and consideration of best practices in governance and executive compensation. Following the spin-off, our Compensation Committee adopted or ratified the following policies and practices.

What We Do	What We Don’t Do
Pay-for-performance philosophy designed to emphasize compensation tied to creation of stockholder value	No excise tax gross-ups upon a change in control
Retention of an independent compensation consultant which is prohibited from performing any other services to the Board or Company	No significant perquisites and no gross-ups on perquisites
Robust compensation governance practices, including annual CEO performance evaluation process by our independent directors and comprehensive process for setting performance goals with use of independent compensation consultant	No excessive severance or change in control protection
Deliver a substantial portion of executives’ target total direct compensation in the form of variable, “at-risk,” performance-based compensation	No repricing or replacement of stock options without stockholder approval
Multiple performance metrics for annual and long-term incentive compensation; different metrics used for each plan	No hedging and pledging for our executives and directors
Include a maximum cap on our incentive award payouts
Double trigger provisions for accelerated vesting of equity awards upon a change in control
Stock ownership guidelines (5x base salary for our CEO, 3x base salary for our CFO, and 1x for our other NEOs)
Guard against competitive harm by obtaining our executives’ agreement to non-competition and other restrictive covenants

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In addition, the Board expects to adopt a clawback policy generally providing for the recoupment of incentive compensation paid to senior executives in the event of a significant restatement of financial results. Clawback provisions in our stock incentive plan also allow the Company to cancel shares or recover gains realized by an executive if non-competition provisions are violated.

Details on Program Elements and Related 2016 Compensation Decisions

Base Salary

Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on scope of responsibility, years of experience and performance, with reference to market data (but are not targeted to a specific competitive position). In 2016, based on Ms. Kane’s strong performance record, experience and leadership potential, Honeywell’s senior management raised her base salary from a rate of $275,000 to $313,500 annually, effective March 31, 2016.

Following the spin-off, the base salaries of our NEOs were established pursuant to their respective Employment Letter Agreements. Effective upon the spin-off, the annual base salaries of our NEOs were as follows: Ms. Kane, $600,000; Mr. Preston, $400,000; Mr. Quitmeyer, $500,000; Mr. Bellamy, $330,000; and Mr. Gramm, $270,000.

Short-Term Incentive Awards

Short-term incentive awards are intended to motivate and reward executives for achieving annual corporate and individual goals in key areas of financial and operational performance. In February 2016, at the time Honeywell’s short-term incentive program was established for 2016, our NEOs were included in the program on the same basis as other similarly situated employees of Honeywell. In connection with the spin-off, however, and pursuant to the terms of their respective Employment Letter Agreements, our NEOs forfeited their entitlement to awards under Honeywell’s 2016 short-term incentive program. In lieu of these awards, our NEOs were granted cash incentive awards for the portion of 2016 prior to the spin-off based upon a specified percentage of their base salary earned from January 1, 2016 through October 1, 2016 as follows: Ms. Kane, 40%; Mr. Preston: 35%; Mr. Quitmeyer, 50%; Mr. Bellamy: 35%; and Mr. Gramm: 35%. This resulted in the following cash payouts to our NEOs: Ms. Kane, $94,136; Mr. Preston: $73,567; Mr. Quitmeyer, $160,421; Mr. Bellamy: $70,940; and Mr. Gramm: $66,342, which amounts were funded by Honeywell in connection with the spin-off. The cash awards were paid in the first quarter of 2017.

In February 2017, our Compensation Committee established cash incentive awards for the period in 2016 following the spin-off. In determining the awards, the Compensation Committee first established the amount of the overall bonus pool available for grant to certain employees eligible for a short-term cash incentive award, including our NEOs. In doing so, the Compensation Committee reviewed the Company’s financial performance against an annual operating plan, which was adjusted following the spin-off to reflect AdvanSix financials on a standalone basis in order to develop appropriate awards. The Committee’s review focused on EBITDA, free cash flow and working capital turns with strong consideration of performance relative to the adjusted annual operating plan. As compared to this post-spin adjusted annual operating plan, the Committee considered that the Company achieved an average total of 72% achievement against the “targeted” adjusted operating plan with respect to EBITDA, free cash flow and working capital turns. Accordingly, the Compensation Committee funded the available award pool at $3.063 million in the aggregate for all participants. Individual awards were then determined consistent with annual performance reviews and the Company’s philosophy of differentiating awards for top performers. Based on this, in March 2017, our NEOs were paid the following cash incentive awards under this program: Ms. Kane, $107,704, Mr. Preston, $50,262, Mr. Quitmeyer, $67,315, Mr. Bellamy, $35,542, and Mr. Gramm, $16,963.

Long-Term Incentive Compensation

In February 2016, our NEOs were granted long-term incentive awards in the form of Honeywell stock options, restricted stock units, or “RSUs,” and growth plan units, or “GPUs,” as described in more detail below. In accordance with the Employee Matters Agreement, outstanding long-term incentive awards granted by Honeywell remained outstanding and continued to vest for specified periods following the spin-off, at which point in time, any unvested awards are forfeited. In October 2016, following the spin-off, our NEOs were granted AdvanSix special one-time RSU awards in the form of “founders grants” in recognition of their efforts related to the spin-off and to replace those Honeywell long-term incentive awards that were forfeited in connection with the spin-off.

Honeywell Stock Options and RSUs

Honeywell generally granted equity awards in February of each year during an open trading window period following the release of its financial results for the preceding fiscal year. In determining the size of equity awards, Honeywell considered an

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executive’s prior year performance, his or her potential to contribute to the future performance of Honeywell and his or her business unit and the vested and unvested equity held by the applicable executive.

Stock option awards are long-term incentives intended to motivate and reward executives for making strategic decisions and taking actions that drive year-over-year improvements in company performance that translate into future increases in stock price. Stock options are directly aligned with the interests of stockholders because executives only realize value if the stock price appreciates. Annual Honeywell stock option awards generally vested over four years.

RSUs represent a right to receive common stock if certain conditions are met (e.g., continued employment through a specific date or the attainment of certain performance conditions). RSU awards are intended to reward executives for improvements in Company performance and are linked with stockholder value since the value of RSU awards rises or falls with the stock price. RSUs are also intended to encourage retention as they generally vest after a period of three years.

In connection with the spin-off, Honeywell stock options and RSUs held by AdvanSix employees continued to vest in accordance with their original vesting schedule based on continued service with AdvanSix from the date of the spin-off through, in the case of stock options, March 1, 2017, and, in the case of RSUs, the end of July 2017. Such awards are generally treated as provided in the Honeywell incentive compensation plan under which such equity was awarded and the award agreements governing such awards. Any remaining unvested stock options that did not vest on or prior to March 1, 2017 were forfeited, and any remaining unvested RSUs that do not vest on or prior to July 31, 2017 will be forfeited.

In 2016, our NEOs received the following grants from Honeywell: Ms. Kane: 9,051 stock options and 1,509 RSUs; Mr. Preston: 8,045 stock options and 1,348 RSUs; Mr. Quitmeyer: 14,080 stock options and 2,354 RSUs; Mr. Bellamy: 3,017 stock options and 503 RSUs; and Mr. Gramm: 6,537 stock options and 1,097 RSUs. The options had an exercise price of $103.07 and provided for vesting in equal 25% installments over a four-year period. The RSUs provided for cliff vesting at the end of a three-year period. Following the spin-off, one-quarter of each NEO’s stock option grant vested in February 2017, and the remaining unvested stock options were forfeited on March 1, 2017. The NEOs have three years following the spin-off, subject to any earlier expiration date, to exercise their Honeywell stock options. The RSUs, which were not scheduled to vest until February 2019, are expected to be forfeited on July 31, 2017.

Honeywell GPUs

Honeywell’s Growth Plan, as in effect for our NEOs prior to the spin-off, provided performance-contingent, cash-based, longer-term incentive awards in the form of GPUs to focus executives on achievement of objective, two-year financial metrics that aligned with Honeywell’s long-term targets then in effect. The operational focus of the Growth Plan was intended to complement stock options and RSUs, which reward stock price appreciation.

The Growth Plan generally consisted of two-year, non-overlapping performance cycles (e.g., 2014-2015), with payout of any earned amounts occurring 50% in March of each of the following years (i.e., 2016 and 2017). Vesting of GPU grants made in 2014 was contingent upon achievement of three pre-established financial targets measured over the two-year performance cycle (January 1, 2014 through December 31, 2015): revenue growth (excluding acquisitions and divestitures), return on investment (“ROI”) expansion and segment margin expansion. Earned awards were paid 50% in March 2016, and in accordance with the Employment Letter Agreements, the remaining 50% was paid in March 2017 by Honeywell following the spin-off. For additional information on Honeywell’s 2014-2015 Growth Plan and performance results, see “Details on Program Elements and Related 2015 Compensation Decisions-Growth Plan” in Honeywell’s Compensation Discussion and Analysis included its proxy statement filed on March 10, 2016.

In 2016, each NEO was granted a Honeywell GPU award intended to cover the 2016-2018 performance cycle. These GPU awards were forfeited at the effective time of the spin-off.

Spin-Off Equity Grants

In October 2016, pursuant to the terms of their Employment Letter Agreements, each of our NEOs received a special one-time equity award. These awards generally consisted of two components: (1) a “founders grant” with a value equal to 250% for Ms. Kane, and 200% for our other NEOs, of the executive’s annual target long-term incentive compensation opportunity, and (2) a replacement grant intended to replace certain Honeywell equity awards and GPUs that were forfeited as a result of the spin-off. Honeywell determined that the founders grants were in AdvanSix’s best interest in order to: (1) attract and retain a talented executive team, and in Ms. Kane’s case, a Chief Executive Officer that was familiar with both Honeywell and AdvanSix and could therefore provide effective guidance and leadership before, during and after the spin-off; (2) appropriately align our executive officers’ interests with those of AdvanSix’s stockholders and provide a strong incentive to increase stockholder value following the spin-off; and (3) recognize these executives’ commitment to AdvanSix and our stockholders, demonstrated by their willingness to depart Honeywell at a time of exciting growth and opportunity in order to exclusively devote their knowledge and talents to AdvanSix at this critical stage in its development as a new public company.

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These special one-time awards were made in the form of AdvanSix RSUs subject to service-based vesting conditions. The grant value of each NEO’s award was as follows, and the number of RSUs granted was determined by dividing the applicable grant value by the closing price per share of AdvanSix common stock on the October 3, 2016 grant date:

	Founders	Replacement	Total Award	Total RSUs
	Grant	Grant	Amount	Awarded
	($)	($)	($)	(#)
Erin N. Kane	$5,625,000	$1,058,587	$6,683,587	407,288
Michael Preston	$1,200,000	$1,081,000	$2,281,000	139,001
John M. Quitmeyer	$1,500,000	$887,000	$2,387,000	145,461
Jonathan Bellamy	$660,000	$265,000	$925,000	56,369
Christopher Gramm	—	$575,000	$575,000	35,040

The grants are scheduled to cliff-vest on the third anniversary of the grant date (October 3, 2019). If the NEO’s employment terminates due to death or disability or if the awards are not assumed in a change in control, the awards vest in full. If the awards are assumed in connection with a change in control, they will vest in full upon a termination of the NEO’s employment without cause or for good reason within two years following the change in control, referred to as a “double trigger.”

NEO Employment Letter Agreements

Overview

The NEO Employment Letter Agreements were determined and negotiated by Honeywell management in advance of the spin-off utilizing an independent compensation consultant. Following the spin-off, the Board and Compensation Committee reviewed the NEO Employment Letter Agreements and, in consultation with its own independent compensation consultant, determined them to be appropriate.

Erin Kane

On April 19, 2016, Ms. Kane and Honeywell entered into a letter agreement to provide that Ms. Kane would become our Chief Executive Officer, effective upon the spin-off. Under the terms of the agreement, Ms. Kane is entitled to receive a starting base salary of $600,000 and will have an annual target incentive opportunity of 100% of annual base salary. The agreement provided that, for 2016, Ms. Kane would receive an annual incentive award for the period prior to the spin-off equal to 40% her 2016 base salary earned during such period and would be eligible to receive an annual incentive award from AdvanSix for the period following the spin-off based on Ms. Kane’s 2016 base salary earnings during such period. The agreement further provided that for the period following the spin-off, Ms. Kane would be eligible to receive long-term incentive compensation opportunities with a target value equal to 375% of Ms. Kane’s annual base salary and would also be entitled to participate in the benefit programs that we offer to our employees generally.

The agreement also provided that at the time of the spin-off, Ms. Kane would receive the special one-time grant of AdvanSix RSUs described above.

Compensation and Benefits of AdvanSix’s Other Executive Officers

In May 2016, each of Michael Preston, John M. Quitmeyer and Jonathan Bellamy, and in August 2016, Christopher Gramm entered into a letter agreement with Honeywell to provide that Messrs. Preston, Quitmeyer, Bellamy and Gramm would become, respectively, our Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel; Chief Human Resources Officer; and Vice President and Controller effective upon the spin-off. None of Messrs. Preston, Quitmeyer, Bellamy, and Gramm had previously provided services to the AdvanSix business. Under the terms of the applicable agreement, the executives are entitled to the following starting base salaries and annual target incentive opportunities as a percentage of base salary: Mr. Preston, $400,000 and 70%, Mr. Quitmeyer, $500,000 and 75%, Mr. Bellamy, $330,000 and 60%, and Mr. Gramm $270,000 and 35%.

As described above, the respective agreements provide that, for 2016, each executive would receive an annual incentive award for the period prior to the spin-off equal to, in the case of Messrs. Preston, Bellamy and Gramm, 35% of his 2016 base salary earnings during such period and, in the case of Mr. Quitmeyer, 50% of his base salary earnings during such period, and would be eligible to receive an annual incentive award from AdvanSix for the period following the spin-off based on his 2016 base salary earned during such period. The agreements further provide, for the period following the spin-off, the executives would be eligible to receive long-term incentive compensation opportunities with a target value equal to a percentage of his annual base salary, 150% in the case of Messrs. Preston and Quitmeyer and 100% in the case of Messrs. Bellamy and Gramm, and would be entitled to participate in the benefit programs that we offer to our employees generally.

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The agreements also provided that at the time of the spin-off, each of the executives would receive the special one-time grant of AdvanSix RSUs described above.

Other AdvanSix Compensation & Benefit Programs

In addition to the annual and long-term compensation programs described above, we provide our executive officers with the benefits, retirement plans and limited perquisites summarized below.

Severance Benefits

Our Compensation Committee intends to establish a severance program in 2017 which will provide for certain severance payments and benefits upon specified termination events. The intended purpose of the severance program is to provide financial protection upon loss of employment, at market competitive rates. Pursuant to the terms of their Employment Letter Agreements, our NEOs will be entitled to continuation of their base salary for a specified period of time following termination of employment under any severance program adopted by the Committee as follows: Ms. Kane and Messrs. Preston, Quitmeyer, and Bellamy, 12 months; and Mr. Gramm, 9 months. The compensation that could be received by our NEOs in connection with various termination scenarios occurring on December 31, 2016 is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.”

Retirement Plans and Nonqualified Deferred Compensation Plans

Under the terms of the Separation and Distribution Agreement, we were required to adopt a qualified defined benefit retirement plan with terms materially consistent with the terms of Honeywell’s Retirement Earnings Plan (“Honeywell REP”). In October 2016, our Board adopted the AdvanSix Inc. Retirement Earnings Plan (“Retirement Plan”). Each of our NEOs who was an active participant in the Honeywell REP is a participant in our Retirement Plan and earns a benefit under a formula substantially identical to the formula which applied to the participant under the Honeywell REP, except that any benefit earned under our Retirement Plan will be reduced by the value of benefits accrued through the spin-off date under the Honeywell REP, which remain the responsibility of Honeywell. The material terms of our Retirement Plan are explained below under “2016 Pension Benefits.”

We were also required under the Separation and Distribution Agreement to adopt a broad-based defined contribution plan, or 401(k) plan. In October 2016, our Board adopted the AdvanSix Inc. Savings Plan (“Savings Plan”). Under the Savings Plan, eligible nonunion participants, including our NEOs, are entitled to matching contributions equal to 75% of the first 8% of compensation deferred under the plan. In addition, employees who were participants in Honeywell’s 401(k) plan were eligible to receive a special one-time contribution in an amount equal to the matching contributions the participant would have received under the Honeywell 401(k) plan from October 2, 2016 through December 31, 2016. Matching contributions vest after three years of service, including service at Honeywell. The Compensation Committee also intends to establish a non-qualified deferred compensation plan in 2017.

Benefits and Perquisites

Our NEOs are eligible to participate in company-wide benefits such as life, medical, dental, accidental death and disability insurance that are competitive with other similarly-sized companies. Our NEOs participate in these programs on the same basis as the rest of AdvanSix’s salaried employees. We also maintain excess liability coverage for senior management personnel, including our NEOs, as well as a relocation program providing for reimbursement of certain relocation expenses.

2017 Compensation Decisions

Peer Group

The Compensation Committee believes it is important to understand the relevant market for executive talent to ensure that AdvanSix’s executive compensation program is competitive and supports the attraction and retention of highly qualified executives. The Committee also believes that market information is useful as one relevant factor in assessing the reasonableness of compensation paid to our executive officers.

Following the spin-off, the Compensation Committee retained its independent compensation consultant to advise with respect to establishing a peer group of companies for use in connection with compensation benchmarking, review of market practices and relative performance evaluations. The following selection criteria were used in determining the peer group: size (revenues generally within the range of .5 – 2x AdvanSix’s projected revenue), industry (chemicals industry), operating complexity (focused on organizations with vertical integration), location/geographic reach (U.S. based organizations with global distribution) and availability of data (publicly traded companies). In addition, given the frequent M&A activity in the chemicals industry, the independent compensation consultant targeted a group of 15-20 companies so that the peer group included a sufficient number of companies to provide a robust data set.

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In January 2017, the Compensation Committee approved the following peer companies, as recommended by its independent compensation consultant, to be used in determining 2017 compensation for our executive officers:

A. Schulman Inc.	Hawkins Inc.	Kraton Corp.	Sensient Techonologies Corp.
Cabot Corp.	H.B. Fuller	LSB Industries Inc.	Stepan Co.
Calgon Carbon	Ingevity Corp.	Minerals Technologies Inc.	Tredegar Corp.
Chemtura Corp	Innophos Holdings Inc.	Omnova Solutions Inc.	W.R. Grace
Ferro Corp.	Innospec Inc.	Quaker Chemical Corp.

As compared to the peer group, AdvanSix ranks at approximately the 50th percentile with respect to total revenues, operating income and net income and at the 35th percentile with respect to total assets based on trailing twelve month data presented to the Compensation Committee in January 2017.

2017 Annual Incentive Plan

In February 2017, the Compensation Committee established an annual cash incentive plan for 2017 to ensure alignment with the Company’s business objectives and compensation philosophy while also taking into consideration a review of market practice confirmed by its independent compensation consultant. The plan uses an umbrella bonus plan approach whereby our bonus pool is funded with 5% of EBITDA for the year ended December 31, 2017, intending to deduct the amount of the incentive plan payouts under Section 162(m) of the Code. Each covered NEO (which, for 162(m) purposes, includes our CEO, General Counsel, Chief Human Resources Officer, and Controller) is assigned a specified percentage of the funded bonus pool, which represents his or her maximum potential payout opportunity, and the Compensation Committee may exercise discretion to reduce this maximum potential payout amount to the amount which the NEO actually earned under the operational performance metrics established at the beginning of the plan year.

Under the operational plan established for 2017, our NEOs have the opportunity to earn a cash payment based on Company and individual performance measured over the period from January 1, 2017 to December 31, 2017. The Company performance metrics for 2017 are based on the following financial measures:

Performance Measure*	Weighting	Definition
EBITDA	60%	Earnings before interest, taxes, depreciation and amortization
Working Capital Turns	20%	Rolling 12 months sales divided by average 13 month working capital balance
Production Volume	20%	Key production volume

*	Actual performance may be subject to further adjustment for cumulative effect of changes in accounting treatment, impact of acquisitions and divestitures, discontinued operations and restructuring charges.

For performance achievement at the target level (100% of the specified performance metric), each NEO would earn his or her target award opportunity (which is expressed as a specified percentage of his or her base salary, as described above under “NEO Employment Letter Agreements”). For performance achievement below the threshold level, no payment is earned. For performance achievement at the threshold level, each NEO would earn 50% of his or her target award opportunity, and for performance achievement at or above the maximum level, each NEO would earn a maximum amount of 200% of his or her target award opportunity. For performance achievement between threshold, target and maximum amounts, payout of awards will be interpolated. If actual performance falls below threshold for all three performance metrics, no incentive awards will be paid. The performance metrics defined for our 2017 annual incentive plan are generally based on our annual operating plan and are designed to be challenging yet achievable. Each NEO’s award is generally determined as follows: base salary x target % x final pool funding % x individual performance %. Any payments earned will be paid in the first quarter of 2018 following certification of performance results by the Compensation Committee.

2017 Long-Term Incentive Awards

In February 2017, the Compensation Committee established our long-term incentive award program for 2017 to ensure alignment with the Company’s business objectives and compensation philosophy, while also taking into consideration a review of market practice confirmed by its independent compensation consultant. The Compensation Committee determined to award long-term incentive awards in the form of:

	Terms	Weighting for CEO	Weighting for Other NEOs
Performance Stock Units	3 year performance period;	50%	33.3%
(PSUs)	Performance achievement based on Earnings Per Share (50%) and Return on Investment (50%)

Restricted Stock Units (RSUs)	Service-based vesting; cliff vest after 3 years	25%	33.3%

Stock Options	Ratable vesting over 3 years; 10 year option term	25%	33.3%

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In choosing the relevant performance measures for our PSU grants, the Committee considered that an average three-year Return on Investment (“ROI”) is aligned with stockholder interests because AdvanSix is capital intensive and ROI has a high correlation to stockholder return. With respect to cumulative earnings per share (“EPS”), the Committee considered this measure’s direct relationship to valuation and that EPS is a key driver of stockholder return. The Committee established the relevant metrics based on internal operating budget targets as well as peer group data. The NEOs’ target award values for their long-term incentive awards were determined as a specified percentage of their annual base salary as provided for in their Employment Letter Agreements, as described above under “NEO Employment Letter Agreements.”

Stock Ownership Guidelines

The Compensation Committee believes that our executives will more effectively pursue our stockholders’ long-term interests if our executives hold substantial amounts of our stock. Accordingly, in January 2017, our Compensation Committee adopted minimum stock ownership guidelines for all executive officers.

Under these guidelines, our executives must hold shares of AdvanSix common stock equal in value to the following multiples of their current base salary:

CEO	5x base salary
CFO	3x base salary
Other executives	1x base salary

Shares used in determining whether these guidelines are met include shares held personally or beneficially owned and RSUs subject to service-based vesting conditions. Unvested performance stock units and stock options, whether vested or unvested, do not count towards an executive’s ownership.

Our executives have five years from the date they become subject to the guidelines to meet the ownership requirement. Until an executive has met the applicable ownership requirement, he or she is required to hold 100% of the shares (net of taxes) received upon the vesting of RSUs and performance stock units and upon the exercise of stock option.

Hedging and Pledging

It is our policy that pledging AdvanSix securities or using AdvanSix securities to support margin debt by all employees and directors is prohibited.

Hedging by employees and directors is prohibited. For this purpose, hedging means purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to offset any decrease in the market value of AdvanSix stock held, directly or indirectly by them, whether the stock was acquired pursuant to a compensation arrangement or otherwise.

Employees and directors are prohibited from engaging in short sales of AdvanSix securities. Selling or purchasing puts or calls or otherwise trading in or writing options on AdvanSix securities by employees and directors is also prohibited.

Risk Oversight Considerations

AdvanSix subscribes to a “pay-for-performance” philosophy. As such:

•	A substantial portion of our NEOs’ target compensation is “at risk” with the value of one or more elements of compensation tied to the achievement of financial and other measures the Company considers important drivers of stockholder value.

•	Emphasis on Long-Term Incentive—long-term incentive compensation for our NEOs makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. By tying a significant portion of total direct compensation to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance and align the interests of employees with those of stockholders.

•	Capped Incentive Compensation Payouts & Authority to Use Negative Discretion—The maximum payout for both the annual and long-term incentive compensation is generally capped at 200% of target or the specified bonus pool percentage, as applicable. The Committee also has discretionary authority to reduce annual incentive payments, including to zero.

•	Use of Multiple and Appropriate Performance Measures—We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial and individual goals.

•	Base salaries are positioned to be consistent with executives’ responsibilities so as not to motivate excessive risk-taking to achieve financial security.

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•	Stock Ownership Guidelines—Our executive officers and directors are subject to stock ownership guidelines which help to promote longer term perspectives and align the interests of our executive officers and directors with those of our stockholders.

•	Prohibition on Hedging and Pledging—We prohibit our executives and directors from hedging or pledging AdvanSix securities.

Our Compensation Committee reviews the risks and rewards associated with our employee compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term. Management and the Compensation Committee do not believe any of our compensation policies or practices create risks that are reasonably likely to have a material adverse impact on the Company.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to the NEOs (excluding the Chief Financial Officer). Compensation that qualifies as “performance-based” compensation under Section 162(m) is not subject to this cap on deductibility. The Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs by awarding certain compensation intended to qualify as “performance-based,” while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment. Nevertheless, the Committee authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its stockholders and consistent with the objectives of the Company’s executive compensation program. In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming an NEO. Section 162(m) also imposes a number of technical requirements that must be met for awards to qualify for deduction, and there can be no assurance that performance-based awards will be fully deductible under all circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Form 10-K for the year ended December 31, 2016.

The Compensation Committee

Daniel F. Sansone, Chair
Todd D. Karran
Sharon S. Spurlin

2017 | Proxy and Notice of Annual Meeting of Stockholders	| 29

2016 SUMMARY COMPENSATION TABLE

The following tables provide information concerning compensation paid to our NEOs for fiscal year 2016. Because our NEOs were not previously named executive officers at Honeywell, no historical compensation for 2015 (other than Ms. Kane) or 2014 is shown. Amounts for 2016 include payments by Honeywell prior to the spin-off, as specified in the footnotes following the table.

Named Executive Officer and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation
Erin N. Kane,	2016		$363,296	$201,840	$6,683,587	$141,015	—	$82,458	$13,822	$7,486,018
Chief Executive	2015	(8)	$259,125	$97,000	$139,266	$137,840	$162,150	$33,428	$14,112	$842,921
Officer
Michael Preston,	2016		$297,754	$123,829	$2,281,000	$125,341	—	$59,632	$48,418	$2,935,974
Senior Vice
President and
Chief Financial
Officer
John M. Quitmeyer,	2016		$442,758	$227,736	$2,387,000	$219,366	—	$148,703	$21,449	$3,447,012
Senior Vice
President, General
Counsel, Corporate
Secretary
Jonathan Bellamy,	2016		$272,308	$106,482	$925,000	$47,005	—	$40,858	$133,192	$1,524,845
Senior Vice
President and
Chief Human
Resources
Officer
Christopher Gramm,	2016		$256,202	$83,305	$575,000	$101,846	—	$48,549	$157,994	$1,222,897
Vice President,
Controller
(1)	Amounts in this column include base salary paid by Honeywell at the rate in effect prior to the spin-off and base salary paid by us at the rate in effect following the spin-off. See above in the Compensation Discussion and Analysis under “Details on Program Elements and Related 2016 Compensation Decisions—Base Salary” for additional information.

(2)	Amounts in this column include (i) the annual incentive compensation payments to our NEOs for the portion of 2016 prior to the spin-off in accordance with their respective Employment Letter Agreements; and (ii) annual incentive compensation payments made by AdvanSix to our NEOs for the portion of 2016 following the spin-off. See above in the CD&A under “Details on Program Elements and Related 2016 Compensation Decisions—Short-Term Incentive Awards” for additional information.

(3)	Amounts in this column include the special, one-time RSUs awarded to our NEOs following the spin-off intended as “founders grants” and as replacement grants for Honeywell awards forfeited in connection with the spin-off. Amounts in this column do not include the Honeywell RSUs granted in February 2016 which are expected to be forfeited on July 31, 2017 in connection with the spin-off and replaced by the AdvanSix RSUs reported in this column. See above in the CD&A under “Details on Program Elements and Related 2016 Compensation Decisions—Long-Term Incentive Awards” for additional information. For our RSU awards made in 2016 following the spin-off, the grant date fair value per share was $16.41 per share, calculated using the closing price of a share of our stock on the grant date in accordance with FASB ASC Topic 718. A discussion of the assumptions used in the valuation of RSU awards made in fiscal year 2016 may be found in Note 15 of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2016.

(4)	Amounts in this column include stock options granted by Honeywell in February 2016. Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant, with the expected-term input derived from a risk-adjusted Monte Carlo simulation model that considers historical exercise behavior and probability-weighted movements in Honeywell’s stock price over time. These stock options were awarded with a Black-Scholes value of $15.58 per share. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2016 may be found in Note 18 of the Notes to the Financial Statements in Honeywell’s Form 10-K for the year ended December 31, 2016. 25% of these option awards vested in February 2017 following the spin-off and the remaining 75% was forfeited on March 1, 2017.

(5)	In February 2016, at the time Honeywell’s short-term incentive program was established for 2016, our NEOs were included in the program on the same basis as other similarly situated executives of Honeywell. However, in connection with the spin-off, our NEOs forfeited their entitlement to these awards and instead received the payments reported in the “Bonus” column. In March 2016 and March 2017, respectively, our NEOs received payouts of their 2014-2015 GPUs which were earned based on performance during the period from January 1, 2014 through December 31, 2015. Under SEC reporting rules, the GPUs are reported in the Summary Compensation Table for the year in which they are earned. These awards were earned as of December 31, 2015 and accordingly are not reported in this column for 2016. Under the 2014-15 Growth Plan, our NEOs earned the following amounts, paid in 50% increments in

30 |	Proxy and Notice of Annual Meeting of Stockholders | 2017

March 2016 and March 2017: Ms. Kane, $162,150; Mr. Preston, $267,900; Mr. Bellamy, $128,430; Mr. Quitmeyer, $612,000; and Mr. Gramm, $268,380.

(6)	Values represent, as shown in the table below (i) the aggregate change in the present value of each NEO’s accumulated benefit under the Honeywell Retirement Earnings Plan at December 31, 2015 and the AdvanSix Retirement Earnings Plan at December 31, 2016, as well as the aggregate change in the present value of each NEO’s accumulated benefit under the Honeywell SERP from December 31, 2015 to December 31, 2016 (see the Pension Benefits table of this proxy statement for additional information) and (ii) interest earned in 2016 under Honeywell’s non-qualified deferred compensation plan that was considered “above-market interest” under SEC rules. AdvanSix does not maintain either a nonqualified pension plan or nonqualified deferred compensation plan at this time.

	Aggregate Change	Above-Market
	in Pension Value	Interest
Ms. Kane	$82,394	$64
Mr. Preston	$59,632	$0
Mr. Quitmeyer	$122,287	$26,416
Mr. Bellamy	$40,711	$147
Mr. Gramm	$45,909	$2,640

(7)	For 2016, all other compensation consists of the following:

ALL OTHER COMPENSATION

Item	Ms. Kane	Mr. Preston	Mr. Quitmeyer	Mr. Bellamy	Mr. Gramm
Matching Contributions	$12,593	$12,404	$20,219	$11,942	$11,945
Excess Liability Insurance	$1,230	$1,230	$1,230	$1,230	$1,230
Relocation	$0	$34,785	$0	$120,020	$144,820

(8)	Amounts represent compensation paid to, earned by or accrued with respect to Ms. Kane for fiscal 2015 as a Honeywell employee. These amounts were reported in the executive compensation disclosures included in Amendment No. 5 to our Registration Statement on Form 10 dated and filed with the SEC on September 7, 2016 and declared effective by the SEC on September 8, 2016.

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GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2016

											All Other
											Option		Closing
											Awards:	Exercise	Price on	Grant
			Estimated Future Payouts			Estimated Future Payouts					Number	or Base	Date of	Date Fair
			Under Non-Equity Incentive			Under Equity Incentive					of Securities	Price	Grant of	Value
Named			Plan Awards(2)			Plan Awards			All Other		Underlying	of Option	Option	of Stock
Executive	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Awards		Options	Awards	Awards	and Option
Officer	Type(1)	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)(5)	($/Sh)	($/Sh)	Awards
Erin N. Kane	ASIX RSU	10/03/16	—	—	—	—	—	—	407,288	(3)	—	—	—	$6,683,587
	HON RSU	02/25/16	—	—	—	—	—	—	1,509	(4)	—	—	—	$155,533
	HON NQSO	02/25/16	—	—	—	—	—	—	—		9,051	$103.07	$104.19	$141,015
Michael Preston	ASIX RSU	10/03/16	—	—	—	—	—	—	139,001	(3)	—	—	—	$2,281,000
	HON RSU	02/25/16	—	—	—	—	—	—	1,348	(4)	—	—	—	$138,938
	HON NQSO	02/25/16	—	—	—	—	—	—	—		8,045	$103.07	$104.19	$125,341
John M. Quitmeyer	ASIX RSU	10/03/16	—	—	—	—	—	—	145,461	(3)	—	—	—	$2,387,000
	HON RSU	02/25/16	—	—	—	—	—	—	2,354	(4)	—	—	—	$242,627
	HON NQSO	02/25/16	—	—	—	—	—	—	—		14,080	$103.07	$104.19	$219,366
Jonathan Bellamy	ASIX RSU	10/03/16	—	—	—	—	—	—	56,369	(3)	—	—	—	$925,000
	HON RSU	02/25/16	—	—	—	—	—	—	503	(4)	—	—	—	$51,844
	HON NQSO	02/25/16	—	—	—	—	—	—	—		3,017	$103.07	$104.19	$47,005
Christopher Gramm	ASIX RSU	10/03/16	—	—	—	—	—	—	35,040	(3)	—	—	—	$575,000
	HON RSU	02/25/16	—	—	—	—	—	—	1,097	(4)	—	—	—	$113,068
	HON NQSO	02/25/16	—	—	—	—	—	—	—		6,537	$103.07	$104.19	$101,846
(1)	Award Type:

ASIX RSU = AdvanSix Inc. restricted stock unit subject to service-based vesting conditions
HON RSU = Honeywell International Inc. restricted stock unit subject to service-based vesting conditions
HON NQSO = Honeywell International Inc. nonqualified stock option

(2)	In February 2016, at the time Honeywell’s short-term cash incentive program was established for 2016, our NEOs were included in the program on the same basis as other similarly situated executives of Honeywell. However, in connection with the spin-off, our NEOs forfeited their entitlement to these awards and instead received the payments reported above in the Summary Compensation Table under the “Bonus” column.

(3)	Amounts include the special, one-time RSUs awarded to our NEOs following the spin-off intended as “founders grants” and as replacement grants for Honeywell awards forfeited in connection with the spin-off.

(4)	Amounts include the Honeywell RSUs granted in February 2016 which will be forfeited on July 31, 2017 and were replaced by the AdvanSix RSUs reported in this column.

(5)	Amounts in this column include stock options granted by Honeywell in February 2016. 25% of these option awards vested in February 2017 following the spin-off and the remaining 75% was forfeited on March 1, 2017.

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

		Option Awards					Stock Awards
							Number of	Market Value
			Number of	Number of			Shares or	of Share or
			Securities	Securities			Units of	Units of
			Underlying	Underlying			Stock	Stock
			Unexercised	Unexercised	Option	Option	That Have	That Have
Named Executive			Options (#)	Options (#)	Exercise	Expiration	Not Vested	Not Vested
Officer	Company	Grant Date	Exercisable	Unexercisable(2)	Price ($)	Date	(#)(2)	($)
Erin N. Kane	ASIX	10/3/2016	—	—	—	—	407,288 (1)	$9,017,356
	HON	2/25/2016	0	9,051	$103.07	9/30/2019	1,509	$174,818
	HON	2/26/2015	2,011	6,034	$103.31	9/30/2019	1,348	$156,166
	HON	7/25/2014	—	—	—	—	2,515	$291,363
	HON	2/27/2014	2,011	2,011	$ 93.44	9/30/2019	674	$78,083
	HON	2/27/2013	2,262	755	$ 69.38	9/30/2019	—	—
	HON	7/25/2012	—	—	—	—	2,010	$232,859
	HON	2/29/2012	2,262	0	$ 59.53	9/30/2019	—	—
		Total	8,546	17,851	—	—	415,344	$9,950,644
Michael Preston	ASIX	10/3/2016	—	—	—	—	139,001 (1)	$3,077,482
	HON	2/25/2016	0	8,045	$103.07	9/30/2019	1,348	$156,166
	HON	2/26/2015	1,785	5,355	$103.31	9/30/2019	1,197	$138,672
	HON	7/25/2014	—	—	—	—	3,018	$349,635
	HON	2/27/2014	3,268	3,269	$ 93.44	9/30/2019	1,097	$127,087
	HON	2/27/2013	0	1,508	$ 69.38	9/30/2019	—	—
	HON	2/29/2012	4,224	0	$ 59.53	9/30/2019	—	—
	HON	7/29/2011	—	—	—	—	1,360	$157,556
	HON	2/26/2011	8,045	0	$ 56.73	9/30/2019	—	—
	HON	2/26/2010	2,011	0	$ 39.95	9/30/2019	—	—
	HON	2/26/2008	4,525	0	$ 58.15	2/25/2018	—	—
		Total	23,858	18,177	—	—	147,021	$4,006,599
John M. Quitmeyer	ASIX	10/3/2016	—	—	—	—	145,461 (1)	$3,220,507
	HON	2/25/2016	0	14,080	$103.07	9/30/2019	2,354	$272,711
	HON	2/26/2015	3,520	10,560	$103.31	9/30/2019	2,354	$272,711
	HON	2/27/2014	5,028	7,040	$ 93.44	9/30/2019	2,354	$272,711
	HON	2/27/2013	0	3,268	$ 69.38	9/30/2019	—	—
		Total	8,548	34,948	—	—	152,523	$4,038,639
Jonathan Bellamy	ASIX	10/3/2016	—	—	—	—	56,369 (1)	$1,248,010
	HON	2/25/2016	0	3,017	$103.07	9/30/2019	503	$58,273
	HON	2/26/2015	754	2,263	$103.31	9/30/2019	503	$58,273
	HON	2/27/2014	1,508	1,509	$ 93.44	9/30/2019	503	$58,273
	HON	2/27/2013	2,112	704	$ 69.38	9/30/2019	—	—
	HON	2/29/2012	2,816	0	$ 59.53	9/30/2019	—	—
	HON	2/25/2011	3,017	0	$ 56.73	9/30/2019	—	—
	HON	2/26/2010	2,011	0	$ 39.95	9/30/2019	—	—
	HON	2/24/2009	1,508	0	$ 28.19	2/24/2019	—	—
	HON	2/26/2008	3,017	0	$ 58.15	2/25/2018	—	—
		Total	16,743	7,493	—	—	57,878	$1,422,829
Christopher Gramm	ASIX	10/3/2016	—	—	—	—	35,040 (1)	$775,786
	HON	2/25/2016	0	6,537	$103.07	9/30/2019	1,097	$127,087
	HON	2/26/2015	1,684	5,054	$103.31	9/30/2019	1,127	$130,563
	HON	2/27/2014	0	3,117	$ 93.44	9/30/2019	1,046	$121,179
	HON	2/27/2013	0	1,307	$ 69.38	9/30/2019	—	—
	HON	2/26/2010	—	—	—	—	1,360	$157,556
		Total	1,684	16,015	—	—	39,670	$1,312,171
(1)	Special, one-time RSUs awarded to our NEOs following the spin-off intended as “founders grants” and as replacement grants for Honeywell awards forfeited in connection with the spin-off.

(2)	In connection with the spin-off, Honeywell stock options and RSUs held by AdvanSix employees continued to vest in accordance with their original vesting schedule based on continued service with AdvanSix from the date of the spin-off through, in the case of stock options, March 1, 2017 and, in the case of RSUs, the end of July 2017. Such awards are generally treated as provided in the Honeywell incentive compensation plan under which such equity was awarded and the award agreements governing such awards. Any remaining unvested stock options that did not become vested on or prior to March 1, 2017 were forfeited on that date, and any remaining unvested RSUs that do not become vested on or prior to July 31, 2017 will be forfeited on that date.

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OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2016

The following table provides additional information about the value realized by our NEOs upon exercises of option awards and vesting of stock awards during the year ended December 31, 2016. All awards shown represent Honeywell equity awards. No AdvanSix equity awards were exercised or vested during 2016.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
Named Executive	Acquired on	Value Realized	Acquired on	Value Realized
Officer	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Erin N. Kane	—	—	798	$81,595
Michael Preston	4,526	$200,984	3,079	$334,088
John M. Quitmeyer	24,892	$1,159,858	3,456	$353,578
Jonathan Bellamy	—	—	745	$76,155
Christopher Gramm	5,584	$172,473	1,383	$141,431

PENSION BENEFITS—FISCAL YEAR 2016

The following table provides summary information about the pension benefits that have been earned by our NEOs under two Honeywell pension plans, the Honeywell International Inc. Retirement Earnings Plan (the “Honeywell REP”) and the Honeywell International Inc. Supplemental Executive Retirement Plan (the “Honeywell SERP”), in which our NEOs remain participants, and the AdvanSix Retirement Earnings Plan (the “ASIX REP”). The Honeywell REP and ASIX REP are tax-qualified pension plans in which a significant portion of Honeywell and AdvanSix U.S. employees participate and which, as broad-based pension plans, are subject to tax requirements that impose dollar limitations on the benefits that can be provided. To make up for these limitations, Honeywell provided supplemental pension benefits through the Honeywell SERP.

		Number of Years of	Present Value of
Named Executive Officer	Plan Name	Credited Service (#)	Accumulated Benefits ($)(1)
Erin N. Kane	Honeywell REP	13.8	$217,887
	Honeywell SERP	13.8	$41,481
	ASIX REP	14.1	$43,614
	Total		$302,983
Michael Preston	Honeywell REP	15.0	$237,969
	Honeywell SERP	15.0	$84,756
	ASIX REP	15.3	$27,453
	Total		$350,179
John M. Quitmeyer	Honeywell REP	19.4	$1,021,644
	Honeywell SERP	19.4	$2,085,950
	ASIX REP	19.7	$76,621
	Total		$3,184,216
Jonathan Bellamy	Honeywell REP	10.8	$170,803
	Honeywell SERP	10.8	$60,719
	ASIX REP	11.1	$19,160
	Total		$250,683
Christopher Gramm	Honeywell REP	19.7	$307,516
	Honeywell SERP	19.7	$83,072
	ASIX REP	20.0	$24,285
	Total		$414,873

(1)	For both the Honeywell REP and the Honeywell SERP, the formula that is used to determine the amount of pension benefits for our NEOs under the Honeywell REP and the Honeywell SERP is as follows: lump sum equal to (1) 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service. For purposes of this formula, annual compensation includes base pay, short-term incentive compensation in the year paid, payroll-based rewards and recognition and lump sum incentives.

See Note 10 “Postretirement Benefit Obligations” to our consolidated financial statements in our 2016 Annual Report on Form 10-K for a discussion of our assumptions used in determining the present value of the accumulated pension benefits.

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ASIX REP—Summary

The ASIX REP is a tax-qualified pension plan in which a significant portion of our employees participate, but only those employees who were active participants in the Honeywell Retirement Earnings Plan (“Honeywell REP”) and became ASIX employees as of the date of the spin. Not all ASIX employees participate in a pension plan because Honeywell closed entrance into all of its defined benefit pension plans in various years prior to the spin, the dates depending on the formula.

The ASIX REP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the ASIX REP for higher-paid employees represent a much smaller fraction of current income than can be paid to less highly paid employees. We do not currently offer a supplemental executive retirement plan.

The ASIX REP has multiple formulas within it which are used to determine participants’ plan benefits. The pension benefit of Ms. Kane, Mr. Preston, Mr. Bellamy and Mr. Gramm is determined under the following formula: 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces the highest average) multiplied by years of credited service (“RE formula”). Compensation for purposes of the RE formula includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. The RE formula includes annual compensation in the year in which it was paid. The amount of compensation that may be used in calculating the RE formula is limited by tax rules. Participants in the RE formula vest after three years of service with Honeywell. Those participants not vested at spin will continue to earn vesting service through employment at ASIX. Ms. Kane, Mr. Preston, Mr. Bellamy and Mr. Gramm are vested in the ASIX REP (RE formula) based on their prior Honeywell service. There is no early retirement subsidy. Payment of the balance in the ASIX REP (RE formula) is made at termination in either a lump sum or in monthly annuities depending on participant election.

The pension benefit of Mr. Quitmeyer is determined under the Allied Salaried formula that provides a single life annuity equal to: 2% of final average compensation (average of compensation for the 60 consecutive months out of prior 120 months that produces highest average) multiplied by years of credited service (up to 25 years), minus 64% of estimated Social Security benefits. The final average compensation and Social Security components of the formula were frozen previously. Compensation for purposes of the Allied Salaried formula includes the same components as the RE formula, but bonus is included in the year earned, rather than the year paid. Mr. Quitmeyer is fully vested in his pension benefit and pension eligible based on his age and years of service. Mr. Quitmeyer’s final average compensation is frozen at $21,250 per month; however, he remains eligible to continue to accrue credited service (up to 25 years).

NON-QUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2016

At Honeywell, executive officers were eligible to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers could elect to defer up to 100% of their annual bonus payments. In addition, executive officers could also participate in the Honeywell Supplemental Savings Plan maintained in order to permit deferral of base salary that could not be contributed to Honeywell’s 401(k) savings plan due to IRS limitations. These amounts were matched by Honeywell only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to such IRS limitations. Deferred compensation balances earned interest at a fixed-rate based on Honeywell’s 15-year cost of borrowing, which is subject to change on an annual basis. Consistent with the long-term focus of the executive compensation program, matching contributions were treated as if invested in Honeywell Common Stock. AdvanSix does not currently offer a non-qualified deferred compensation plan. All matching contributions paid to our NEOs under Honeywell’s qualified and nonqualified deferred compensation plans during 2016 and any above-market interest earned by our NEOs with respect to their account balances held under the Honeywell nonqualified plans is reported above in the Summary Compensation Table.

2017 | Proxy and Notice of Annual Meeting of Stockholders	| 35

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a change in control. The information in the table below is based on the assumption, in each case, that the termination of employment occurred on December 31, 2016. None of these termination benefits are payable to NEOs who voluntarily quit (other than voluntary resignations for good reason as specified) or whose employment is terminated by us for cause. Pension and non-qualified deferred compensation benefits, which are described elsewhere in this proxy statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table.

									Change in
									Control—
									Termination
									of Employment
									by Company,
								Change in	Without Cause,
		Termination by						Control—No	By NEO for
		the Company						Termination of	Good Reason or
Payments and	Named Executive	Without Cause		Death		Disability		Employment	Due to Disability
Benefits	Officer	($)		($)		($)		($)	($)
Cash Severance	Erin N. Kane	$600,000	(1)	$0		$0		$0	$600,000	(1)
(Base Salary)	Michael Preston	$400,000	(1)	$0		$0		$0	$400,000	(1)
	John M. Quitmeyer	$500,000	(1)	$0		$0		$0	$500,000	(1)
	Jonathan Bellamy	$330,000	(1)	$0		$0		$0	$330,000	(1)
	Christopher Gramm	$202,500	(1)	$0		$0		$0	$202,500	(1)
Annual Incentive	Erin N. Kane	$0		$243,725		$243,725		$0	$243,725
Compensation	Michael Preston	$0		$143,375		$143,375		$0	$143,375
Year of Termination	John M. Quitmeyer	$0		$253,915		$253,915		$0	$253,915
	Jonathan Bellamy	$0		$120,304		$120,304		$0	$120,304
	Christopher Gramm	$0		$89,902		$89,902		$0	$89,902
Growth Plan	Erin N. Kane	$81,075		$81,075		$81,075		$0	$81,075
	Michael Preston	$133,950		$133,950		$133,950		$0	$133,950
	John M. Quitmeyer	$306,000		$306,000		$306,000		$0	$306,000
	Jonathan Bellamy	$64,215		$64,215		$64,215		$0	$64,215
	Christopher Gramm	$134,190		$134,190		$134,190		$0	$134,190
Outstanding Equity	Erin N. Kane	$0		$10,524,929	(2)	$10,524,929	(2)	$0	$10,524,929	(2)
Awards	Michael Preston	$0		$5,542,764	(2)	$5,542,764	(2)	$0	$5,542,764	(2)
	John M. Quitmeyer	$0		$4,817,453	(2)	$4,817,453	(2)	$0	$4,817,453	(2)
	Jonathan Bellamy	$0		$2,493,557	(2)	$2,493,557	(2)	$0	$2,493,557	(2)
	Christopher Gramm	$0		$1,610,797	(2)	$1,610,797	(2)	$0	$1,610,797	(2)
Benefits and Perquisites	Erin N. Kane	$0		$0		$0		$0	$0
	Michael Preston	$0		$0		$0		$0	$0
	John M. Quitmeyer	$0		$0		$0		$0	$0
	Jonathan Bellamy	$0		$0		$0		$0	$0
	Christopher Gramm	$0		$0		$0		$0	$0
All Other—	Erin N. Kane	$0		$0		$0		$0	$0
Payments/Benefits	Michael Preston	$0		$0		$0		$0	$0
	John M. Quitmeyer	$0		$0		$0		$0	$0
	Jonathan Bellamy	$0		$0		$0		$0	$0
	Christopher Gramm	$0		$0		$0		$0	$0
Total	Erin N. Kane	$681,075		$10,849,729		$10,849,729		$0	$11,449,729
	Michael Preston	$533,950		$5,820,090		$5,820,090		$0	$6,220,090
	John M. Quitmeyer	$806,000		$5,377,367		$5,377,367		$0	$5,877,367
	Jonathan Bellamy	$394,215		$2,678,077		$2,678,077		$0	$3,008,077
	Christopher Gramm	$336,690		$1,834,889		$1,834,889		$0	$2,037,389
(1)	Amounts represent each NEO’s base salary continuation pursuant to the terms of his or her respective Employment Letter Agreement. Our Compensation Committee intends to establish a severance program in 2017 which will provide for certain severance payments and benefits upon specified termination events.

(2)	Amounts represent the value associated with accelerated vesting of: (i) the unvested ASIX RSU awards granted in October 2016, and (ii) unvested HON RSU awards and options. The values are based on the closing market price per share of AdvanSix common stock ($22.14) and the closing market price per share of Honeywell common stock ($115.85), as applicable, on December 30, 2016.

36 |	Proxy and Notice of Annual Meeting of Stockholders | 2017

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2016, all of the members of the Compensation Committee were independent directors, and no member was an employee or former employee of AdvanSix. No Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 14 of this proxy statement. During fiscal year 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

2017 | Proxy and Notice of Annual Meeting of Stockholders	| 37

AUDIT COMMITTEE REPORT

The Audit Committee consists of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that Mr. Huck is an “audit committee financial expert” as defined by applicable SEC rules and that Mr. Huck, Mr. Karran and Mr. Sansone satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for AdvanSix’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to stockholder ratification, appointing the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to AdvanSix’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed AdvanSix’s consolidated financial statements for the year ended December 31, 2016 with management and the independent accountants for 2016, PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PwC matters required by the Public Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

AdvanSix’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that PwC’s provision of non-audit services, as detailed in the table below in Proposal No. 2, to the Company and its affiliates is compatible with PwC’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2016 filed with the SEC.

The Audit Committee

Paul E. Huck (Chair)
Todd D. Karran
Daniel F. Sansone

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OTHER PROPOSALS

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of PricewaterhouseCoopers LLP (“PwC”) as independent accountants for AdvanSix to audit its consolidated financial statements for 2017 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. The Audit Committee will consider the outcome of this vote but is not bound by the vote. If stockholders do not ratify this appointment, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

The Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by PwC. Under its pre-approval policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by PwC.

The Audit Committee reviews non-audit services proposed to be provided by PwC to determine whether they would be compatible with maintaining PwC’s independence. The Audit Committee has established policies and procedures for the engagement of PwC to provide non-audit services. The Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which PwC is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by PwC on the firm’s independence in performing its audit and audit-related services.

The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, PwC, by category in comparison to the pre-approved budget. The engagement of PwC to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to PwC in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Audit Committee may represent the entire Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Audit Committee’s next regularly scheduled meeting.

For 2016, all of the audit, audit-related, tax and all other fees listed in the table below were pre-approved by the Audit Committee.

The Audit Committee and the Board believe that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. AdvanSix has been advised by PwC that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Audit Committee and the Board of Directors believe that the appointment of PricewaterhouseCoopers LLP for 2017 is in the best interests of AdvanSix and our stockholders.

Audit Fees and Non-Audit Fees for 2016 and 2015

The following table presents the fees for audit and other services provided by PwC for 2016 and 2015.

	2016	2015(1)
Audit Fees	$1,762,000	N/A	Annual review and audit of the Company’s consolidated financial statements, audits of subsidiaries, consents, and review of documents filed with the SEC.
Audit-Related Fees	—	N/A	N/A
Tax Fees	—	N/A	N/A
All Other Fees	$3,852	N/A	Non-tax related advisory and consulting services, and software licenses related to access to on-line technical accounting and reporting resource materials
Total Fees	$1,765,852	N/A

(1)	Prior to the spin-off, our former parent, Honeywell, paid all audit, audit-related, tax and other fees of PwC.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

2017 | Proxy and Notice of Annual Meeting of Stockholders	| 39

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

AdvanSix seeks a non-binding advisory vote from its stockholders to approve executive compensation. We encourage you to read the Compensation Discussion and Analysis section beginning on page 21 to learn more about our executive compensation programs and policies.

Our Board and the Compensation Committee are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value. Further, our 2016 compensation decisions and executive compensation programs align the interests of stockholders and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our NEOs.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support.

We are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables.

In addition, our Board is recommending that stockholders have the ability to vote (on an advisory basis) on the compensation of our named executive officers every year. Therefore, we expect to conduct the next advisory vote at our 2018 annual meeting of stockholders.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board and Compensation Committee will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote FOR this proposal.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are also providing stockholders with an advisory vote on how frequently we should seek an advisory vote on the compensation of our NEOs. Accordingly, we are asking stockholders to vote on whether future advisory votes on Named Executive Officer compensation should occur every year, every two years or every three years.

After careful consideration of this proposal, the Board of Directors recommends that future advisory votes on NEO compensation occur annually. The Board believes that an annual advisory vote on executive compensation is consistent with having a regular dialogue with our stockholders on corporate governance matters, including executive compensation philosophy, policies and practices. We will continue to emphasize the focus of the Company’s executive compensation program on driving long-term, sustainable, profitable growth and the design of the different program elements to act in an integrated manner so that it may properly be taken into account by stockholders in casting their advisory vote on executive compensation.

Stockholders will be able to specify one of four choices for this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and adoption of material changes to compensation programs.

The Board of Directors unanimously recommends a vote for “1 YEAR” on the frequency of future advisory votes on the compensation of our NEOs.

40 |	Proxy and Notice of Annual Meeting of Stockholders | 2017

PROPOSAL NO. 5: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED COMPENSATION FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE UNDER THE 2016 STOCK INCENTIVE PLAN OF ADVANSIX INC. AND ITS AFFILIATES

On September 29, 2016, in connection with the spin-off from Honeywell, the Board adopted, and Honeywell, as our sole stockholder, approved, the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates (the “Incentive Plan”). The purpose of the Incentive Plan is to aid the Company in recruiting and retaining highly qualified non-employee directors, employees and consultants who are capable of assuring the future success of the Company and to provide incentives to the Company’s non-employee directors, employees and consultants to exert their best efforts for the success of the Company’s business and thereby align their interests with those of the Company’s stockholders.

Our only reason for submitting the Incentive Plan to stockholders at the Annual Meeting is to obtain stockholder approval of the material terms of “qualified performance-based compensation” under the Incentive Plan to satisfy the stockholder approval requirements under Section 162(m) of the Code. We are not seeking approval of any additional shares for issuance under the Incentive Plan or any amendments to the Incentive Plan at this time. The Incentive Plan has not been amended since its adoption on September 29, 2016.

Approval under Code Section 162(m)

Under Code Section 162(m), the federal income tax deductibility of compensation paid to our CEO and three other most highly paid executive officers other than our Chief Financial Officer may be limited to the extent such compensation exceeds $1 million in any taxable year. However, we may deduct compensation paid to these covered employees in excess of $1 million if it qualifies as “performance-based compensation” as defined in Code Section 162(m). In order for an Incentive Plan award (other than stock options and stock appreciation rights (SARs)) to constitute performance-based compensation, the award must, among other things, be subject to objective performance measures established by a committee comprised solely of two or more outside directors (our Compensation Committee), and the material terms of the performance goals must be disclosed to and reapproved by stockholders no later than the first meeting of stockholders that occurs in the fifth year following the stockholders’ previous approval of such terms.

Under Code Section 162(m) regulations, the material terms of the performance goals for performance-based compensation that may be awarded under the Incentive Plan are: the class of eligible persons who may receive compensation under the Incentive Plan, the business criteria on which the performance goals are based, and the maximum amount of compensation that may be paid to a participant during a specified period under the Incentive Plan. The material terms of the performance goals under the Incentive Plan are described below.

Because the material terms of performance goals under the Incentive Plan were approved prior to the spin-off, the Board is seeking approval of the performance goals at this year’s Annual Meeting. There are exemptions from the limitations of Code Section 162(m) for certain grants made under the Incentive Plan until the date of the annual meeting of the Company’s stockholders that occurs more than 12 months following the spin-off (i.e., the 2018 Annual Meeting). However, it was determined that the Board would seek approval of the performance goals at this year’s Annual Meeting, given the Compensation Committee has determined that, consistent with the compensation philosophy discussed herein, it is in the best interests of the Company and its stockholders to grant performance-based compensation in the form of PSUs measured over a complete three year period (2017-2019). Stockholder approval of this Proposal No. 5 is intended to satisfy the stockholder approval requirements of Code Section 162(m).

Submission of the material terms of the performance goals for performance-based awards should not be viewed as a guarantee that we can deduct all compensation under the Incentive Plan. While approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Code Section 162(m), not all Incentive Plan awards or other compensation approved by the Compensation Committee are intended to qualify, or if intended to qualify, will qualify as “performance-based compensation” or otherwise be deductible. Nothing in the proposal precludes us from making any payment or granting awards that do not qualify for tax deductibility under Code Section 162(m).

The Board recommends that stockholders approve the material terms of the performance goals under the Incentive Plan. If the requisite stockholder approval of the performance goals is not obtained, we may continue to grant awards under the Incentive Plan in accordance with its current terms; however, certain awards granted under the Incentive Plan, which might otherwise have been intended to qualify as “performance-based compensation” under Code Section 162(m), may not qualify as such and accordingly may not be deductible by us depending on the facts and circumstances.

If our stockholders do not approve this Proposal No. 5, we generally will be limited in our ability to make certain performance-based awards.

2017 | Proxy and Notice of Annual Meeting of Stockholders	| 41

The following sections summarize the material terms of performance goals and other material terms of the Incentive Plan.

Key Governance Highlights of the Incentive Plan

•	No automatic vesting of equity-based awards upon a change in control (so-called “single trigger” vesting) unless outstanding awards are not assumed by the surviving entity

•	No liberal share recycling—recycling of shares back into the share reserve only occurs in the event of forfeiture or cancellation of outstanding awards

•	Minimum three-year vesting period for all awards, other than performance awards and non-employee director awards, subject to limited carve-out for 5% of the share reserve

•	Consistent with our compensation philosophy, our PSUs granted in 2017 are subject to a three-year performance period and our annual awards to non-employee directors are subject to a minimum one-year vesting requirement in accordance with our director compensation program approved by our Compensation Committee

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback in certain circumstances

•	No repricing of stock options or SARs without stockholder approval

•	No discounted options may be granted

•	Limitations apply to the number of awards an individual participant may receive in a given calendar year

•	Stockholder approval is required for all material amendments

•	Provides the opportunity for awards to qualify as “performance-based compensation” under Code Section 162(m), subject to stockholder approval

•	Provides for administration by our independent Compensation Committee

Description of the Incentive Plan

The following is a summary of the material terms and provisions of the Incentive Plan and certain tax effects of participation in the Incentive Plan. These sections are qualified in their entirety by the full text of the Incentive Plan, a copy of which is included in Appendix A to this proxy statement and incorporated herein. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Shares Available for Awards

The maximum aggregate number of shares of AdvanSix common stock (“Shares”) that may be issued under all stock-based awards granted under the Incentive Plan is 3,350,000, all of which are available for grant in the form of incentive stock options. Of those Shares, only 1,750,000 may be subject, on a one-for-one basis, to awards granted under the Incentive Plan that are not stock options or SARs (“full-value awards”). After the number of Shares subject to full-value awards exceed such limit, each Share subject to future full-value awards (other than awards granted to non-employee directors) would reduce the number of Shares available for grant under the Incentive Plan by four Shares. In addition, the Incentive Plan contains certain additional limitations on the number and type of awards that may be granted, including:

•	no non-employee director may be granted awards in the aggregate relating to more than 20,000 Shares (or in the case of such awards settled in cash, no more than the fair market value of 20,000 Shares on the grant date) or awards in cash or other property with a fair market value greater than $400,000 in any fiscal year;

•	no participant may be granted awards (“Section 162(m) Awards”) that are intended to qualify as “performance-based compensation” under Code Section 162(m) relating to: (i) in the case of share-based awards, more than 835,000 Shares in any fiscal year; or (ii) in the case of non-share-based awards, cash and other property with a fair market value greater than $5,000,000 in any fiscal year; and

•	a limit of 165,000 Shares relating to awards (other than performance awards and awards to nonemployee directors) available for grant that vest in full in fewer than three years.

In the event of a change in corporate structure of the Company affecting the Shares or the value thereof (e.g., a stock dividend, stock split, spin-off, merger, reorganization, etc.), the Compensation Committee is required to make appropriate equitable adjustments to the Share limits described above, the number and type of shares subject to outstanding awards, and the purchase or exercise price of outstanding awards. In the case of certain other corporate transactions or events that occur, the Compensation Committee may make equitable adjustments to outstanding awards in order to prevent dilution or enlargement of the benefits intended to be provided under the Incentive Plan.

Shares that are subject to awards that are paid in cash, terminate, lapse or are canceled or forfeited are available again for grant under the Incentive Plan and will not be counted for purposes of the limits above, other than the annual limits. However,

42 |	Proxy and Notice of Annual Meeting of Stockholders | 2017

the Company may not add back Shares to the number of Shares authorized under the Incentive Plan or to any of the other limits above if the Company reacquires Shares as a result of a tender or withholding of Shares in payment of the purchase or exercise price or the tax withholding amount relating to an award. In addition, if SARs are settled in Shares upon exercise, the gross number of Shares used to determine the settlement value is counted against the number of Shares authorized under the Incentive Plan.

Eligibility

Non-employee directors, employees and consultants of the Company or its affiliates are eligible to receive awards under the Incentive Plan.

Administration

The Compensation Committee has the authority to administer the Incentive Plan, including the authority to interpret the Incentive Plan, establish rules for the administration of the Incentive Plan, select the persons who receive awards, determine the number of Shares subject to the awards, and establish the terms and conditions of the awards, consistent with the terms of the Incentive Plan. Among other things, and subject to the provisions of the Incentive Plan, the Compensation Committee may also waive or amend the terms of an award, specify the circumstances under which the exercisability or vesting of awards may be accelerated or whether awards or amounts payable under awards may be deferred. However, the Compensation Committee may not reprice a stock option or SAR, whether through amendment, cancelation and replacement, or exchange for cash or any other awards. The Compensation Committee may delegate its powers and duties under the Incentive Plan to one or more subcommittees of the Compensation Committee or to the CEO or any other individual as the Compensation Committee deems to be advisable, except that only the Compensation Committee or the Board would have authority to grant and administer awards to non-employee directors, executive officers and delegates of the Compensation Committee.

The Board may also exercise the powers of the Compensation Committee with respect to the Incentive Plan and awards granted thereunder at any time.

Section 162(m)

The Incentive Plan is designed to permit certain awards granted under the Incentive Plan to qualify for exemptions from the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation. As discussed above, the Compensation Committee considers Code Section 162(m) when designing and implementing its compensation programs but will maintain flexibility to authorize payments that might not be deductible.

Types and Terms of Awards

The Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options),

•	SARs,

•	restricted stock and RSUs,

•	dividend equivalents,

•	performance awards, which may be payable in cash or in Shares and may be “performance-based compensation” within the meaning of Code Section 162(m), and

•	other stock-based awards.

Under the terms of the Incentive Plan, the exercise price per Share under any stock option or the base price of any SAR may not be less than 100% of the fair market value of a Share on the date of grant, as determined in accordance with the terms of the Incentive Plan.

Unless otherwise provided by the Compensation Committee in an award agreement, under the Incentive Plan, the fair market value of Shares on a given date is generally the average (mean) of the highest and lowest sales prices of a Share, as reported on the NYSE on such date. Awards may be granted to participants for no cash consideration or for cash or other consideration as required by the Compensation Committee or applicable law. Awards may generally provide that upon the grant or exercise thereof the holder would receive Shares, cash, other securities or property, or any combination thereof, as the Compensation Committee determines.

The Compensation Committee may provide in an award agreement that awards granted under the Incentive Plan will be forfeited if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement, otherwise engages in activity that is in conflict with or adverse to the Company or any affiliate or otherwise violates any clawback or

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recoupment policies or other applicable policies that are implemented by the Company from time to time. In addition, the Compensation Committee may provide in an award agreement that a participant will forfeit any gain realized on the vesting or exercise of an award if a participant engages in the foregoing acts, or a participant is required to repay to the Company the gain realized under a previously paid award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such award.

Stock Options. Under the terms of the Incentive Plan, the holder of a stock option is entitled to purchase a number of Shares at a specified exercise price during a specified time period, not to exceed ten years, all as determined by the Compensation Committee. The exercise price may be payable either in cash or, at the discretion of the Compensation Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of Shares, by tendering Shares previously acquired, by withholding Shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price or through a combination of the foregoing.

Stock Appreciation Rights. Under the terms of the Incentive Plan, the holder of a SAR is entitled to receive the excess of the fair market value of one Share on the date of exercise over the base price of the SAR. SARs would vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee, and the term of any stock appreciate right cannot exceed ten years.

Restricted Stock and Restricted Stock Units. Under the terms of the Incentive Plan, the holder of restricted stock would own Shares subject to restrictions imposed for a time period, as specified by the Compensation Committee. The holder of RSUs would have the right, subject to any restrictions imposed by the Compensation Committee, to receive at some future date determined by the Compensation Committee, Shares, a cash payment equal to the fair market value of those Shares or any combination of the foregoing.

Dividends and Dividend Equivalents. Under the terms of the Incentive Plan, at the discretion of the Compensation Committee and as described in the award agreement, dividends issued on restricted stock may be paid immediately or withheld and deferred in the participant’s account. In the event of a payment of dividends on Shares, the Compensation Committee may credit RSUs with dividend equivalents. Except as otherwise described in an award agreement or determined by the Compensation Committee, dividend equivalents may be withheld and deferred in the participant’s account subject to a vesting schedule, or used to credit additional RSUs that vest on the same schedule as the underlying RSUs. No dividend equivalents may be credited on stock options or SARs.

Performance Awards and Performance Measures. Under the terms of the Incentive Plan, the Compensation Committee may grant awards payable in Shares or cash that are conditioned on the achievement of performance goals established by the Compensation Committee. To the extent such awards are intended to qualify as “performance-based compensation” under Code Section 162(m), they will be conditioned on the holder’s continued service and achievement of one or more objective performance goals set forth in the Incentive Plan and established by the Compensation Committee, and the Compensation Committee will determine the length of the performance period, the amounts subject to the awards and any other terms and conditions of the awards, in each case, no later than 90 days after the beginning of the performance period.

The objective performance goals permitted under the Incentive Plan are: (a) sales (or any component of sales); (b) operating income; (c) net income; (d) earnings per Share (or proforma EPS); (e) return on equity; (f) cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) cash flow per Share; (h) return on invested capital; (i) return on investments (or ROI expansion); (j) return on assets; (k) economic value added (or an equivalent metric, as determined by the Compensation Committee); (l) Share price; (m) total shareholder return; (n) cost and expense reduction; (o) working capital (or working capital turns or days); (p) revenues (including specified types or categories thereof); (q) product volume; (r) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (s) objective measures of productivity or operating efficiency; (t) implementation or completion of critical projects; and (u) safety and accident rates, in each case, determined in accordance with GAAP (to the extent applicable).

Each performance goal may measure the level of performance of the Company and/or a business unit, segment, division or subsidiary of the Company or an affiliate. Performance awards could be granted subject to one or more of the foregoing measures, separately or in relation to each other, or relative to a selected comparator group. Performance goals may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Compensation Committee.

In determining attainment of performance goals, unless otherwise determined by the Compensation Committee, the negative impact of the following will be excluded: unusual or infrequently occurring items and the cumulative effect of changes in accounting treatment, changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the

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financial statements or discussion and analysis of management, as applicable.

Under the terms of the Incentive Plan, the Compensation Committee (or a delegate thereof, with respect to awards that are not Section 162(m) Awards) is required to certify that the applicable performance measures have been met prior to payment of any performance awards. Any dividend equivalents will only be paid to the extent the applicable performance measures with respect to the underlying shares have been met.

Other Stock-Based Awards. Under the terms of the Incentive Plan, the Compensation Committee is authorized to grant other types of awards that are denominated or payable in or otherwise related to Shares, subject to terms and conditions determined by the Compensation Committee.

Change in Control. One or more awards may be subject to the terms and conditions set forth in a written or electronic agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change in Control” (as defined below). Unless otherwise provided in the applicable award agreement, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding award, then such award will be continued in accordance with its applicable terms and vesting will not be accelerated unless the applicable participant experiences an involuntary termination without “cause” or a voluntary termination for “good reason” (each, as defined in the Incentive Plan) within the two-year period following the Change in Control. If an award is not assumed or substituted for, generally it will vest and become free of all restrictions and limitations as of immediately prior to the date of the Change in Control, and if the award is a performance award then all performance criteria will be deemed achieved at the greater of (i) target performance and (ii) actual performance as determined by the Compensation Committee as of the date of the Change in Control.

For the purposes of the Incentive Plan, a “Change in Control” generally means the occurrence of any of the following events:

•	during any consecutive 24-month period, a change in the composition of a majority of the Board, as constituted on the first day of such period, that was not supported by a majority of the members of the incumbent Board;

•	consummation of certain mergers, consolidations or statutory share exchanges or similar forms of corporate transaction of the Company (or any of its subsidiaries, if voting securities are issuable) or a sale or other disposition of all or substantially all of its assets to an unaffiliated entity, following which the Company’s stockholders hold 50% or less of the combined voting power of the surviving entity;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•	the acquisition by any individual, entity or group (other than the Company or any subsidiary or affiliate and certain individuals or groups as provided in the Incentive Plan) of beneficial ownership of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors.

Termination and Amendment

The Incentive Plan will terminate on the tenth anniversary of the effective date of the Incentive Plan, unless terminated before then by the Board. Awards are not able to be granted after the termination of the Incentive Plan, but the Incentive Plan will remain in effect as long as awards are outstanding under it. Our Board generally is able to amend or terminate the Incentive Plan at any time, except that prior stockholder approval is required for any amendment to the Incentive Plan that would:

•	require stockholder approval under the rules or regulations of the NYSE;

•	increase the number of Shares authorized under the Incentive Plan (except in the case of certain corporate transactions, as described above);

•	increase the number of Shares subject to the award limitations described above under “Shares Available for Awards” (except in the case of certain corporate transactions, as described above);

•	permit repricing of outstanding stock options or SARs (except in the case of certain corporate transactions, as described above); or

•	permit the award of stock options or SARs with an exercise price less than 100% of the fair market value of a Share.

Subject to the provisions of the Incentive Plan, the Compensation Committee may not amend any outstanding award without the participant’s consent if the action would adversely affect such participant’s rights, unless required by law. In addition, the Incentive Plan may not be amended in any manner adverse to any participant (unless required to comply with applicable law) during a “Potential Change in Control Period” (as defined in the Incentive Plan) or for two years following a Change in Control.

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Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

AWARD	TAXABLE EVENTS
Stock Options and SARs

An employee will not recognize any income at the time a Stock Option or SAR is granted, nor will AdvanSix be entitled to a deduction at that time.

•  When a Nonqualified Stock Option is exercised, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares received as of the date of exercise over the exercise price.

•  When an Incentive Stock Option (ISO) is exercised, an employee will not recognize any income at the time of grant or exercise. However, the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price paid could create a liability under the alternative minimum tax.

o  If an employee disposes of the Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates.

o  If the employee disposes of the Shares prior to the end of the holding period, the disposition is a “disqualifying disposition.” The employee will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of (i) the Fair Market Value of the Shares on the date of exercise or (ii) the amount received for the Shares, over the Exercise Price paid. The balance of the gain or the loss, if any, will be long-term or short-term capital gain or loss, depending on how long the Shares were held by the employee prior to disposition. If an employee recognizes ordinary income as a result of a disqualifying disposition, AdvanSix will be entitled to a deduction in the same amount as the employee recognizes ordinary income.

•  When a SAR is exercised, an employee will recognize ordinary income in an amount equal to the cash received or, if the SAR is paid in Shares, the Fair Market Value of the Shares received as of the date of exercise.

Tax Withholding/Deduction

Upon exercise of Stock Options or SARs, the Committee may require that the employee pay the Company an amount sufficient to satisfy any applicable tax withholding obligations (as calculated at the applicable minimum statutory rate). The Committee may also accept payment of tax withholding obligations through any of the Exercise Price payment methods described in the Incentive Plan.

AdvanSix will not be entitled to a tax deduction at the time of grant of a Nonqualified Stock Option but will be entitled to a tax deduction in the same amount as the employee recognizes income at the time of exercise. AdvanSix is not entitled to a deduction as a result of the grant or exercise of an Incentive Stock Option.

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AWARD	TAXABLE EVENTS
RSUs and Restricted Stock	An employee will not recognize any income at the time a RSU or Share of Restricted Stock is granted, nor will AdvanSix be entitled to a deduction at that time.

Upon settlement of a RSU: The employee will recognize ordinary income in an amount equal to the fair market value of the Shares received or, if the RSU is paid in cash, the amount payable.

Upon vesting of Shares of Restricted Stock: In the year in which Shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the Shares vest), the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of vesting over the amount, if any, the employee paid for the Shares.

An employee may, however, elect pursuant to section 83(b) of the Code within 30 days after being granted restricted stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the employee will be equal to the excess of the fair market value of the Shares on the date of receipt over the amount, if any, the employee paid for the Shares.

Tax Withholding/Deduction

Payroll taxes are required to be withheld from the employee on the amount of ordinary income recognized by the employee.

AdvanSix will be entitled to a tax deduction in the same amount as the employee recognizes income.
Cash Awards	An employee will not recognize any income at the time a Cash-Based Award is granted. The employee will recognize income at the time that cash is paid to the employee pursuant to a Cash-Based Award, in the amount paid.

Tax Withholding/Deduction

Company will satisfy the employee’s tax withholding obligations by withholding cash from payment. AdvanSix will be entitled to a tax deduction in the same amount as the employee recognizes income.

Withholding of Taxes. The Committee, in consideration of applicable accounting standards, has full discretion with respect to all Participants to elect or direct the Company to withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

Equity Compensation Plan Information Table

As of December 31, 2016 information about our equity compensation plans is as follows:

Number of Securities
Remaining Available
	Number of Shares to		for Future Issuance
	be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights(2)	Reflected in Column(a))
Plan category	(a)	(b)	(c)
Equity compensation plan approved by security holders	908,540(1)	—	2,441,460
Equity compensation plans not approved by security holders	—	—	—
Total	908,540	—	2,441,460

(1)	Equity compensation plan approved by stockholders in column (a) of the table includes the 2016 Stock Incentive Plan for AdvanSix Inc. and its Affiliates. RSUs included in column (a) of the table represent the full number of RSUs awarded and outstanding whereas the number of shares of Common Stock to be issued upon vesting will be lower than what is reflected on the table because the value of shares required to meet employee tax withholding requirements are not issued.

(2)	Column (b) relates to stock options and does not include any exercise price for RSUs because an RSU’s value is dependent upon attainment of certain performance goals or continued employment or service and they are settled for shares of Common Stock on a one-for-one basis.

Outstanding Awards under the Incentive Plan

We granted awards under the Incentive Plan in 2016 and 2017 to the named executive officers, non-employee Directors and to other eligible employees. The 2016 grants to our named executive officers and to our non-employee Directors are reflected in the 2016 Grants of Plan-Based Awards Table and the 2016 Director Compensation Table, respectively, in this proxy statement. The closing market price of a share of our common stock as reported on the NYSE on December 30, 2016 was $22.14.

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As of March 24, 2017, the total number of shares that were subject to outstanding equity awards under the Incentive Plan was as follows: 977,337 outstanding shares of restricted stock, 89,896 outstanding PSUs (at target) and 175,026 outstanding option grants.

As of March 24, 2017, 2,107,741 shares remaining available for issuance under the Incentive Plan, as may be increased as a result of any awards granted under the plan that are forfeited. Of the shares available for grant under the Incentive Plan, only 1,750,000 may be subject, on a one-for-one basis, to awards granted as “full-value award” (i.e., awards other than stock options and SARs). After the number of shares subject to full-value awards exceeds this limit, each share subject to a full-value award (other than non-employee director awards) would reduce the number of shares available for grant under the Incentive Plan by four shares. It is anticipated that no shares will be granted under the Incentive Plan between March 24, 2017 and the date of the Annual Meeting. On March 24, 2017, the total number of shares outstanding was 30,482,966 and our closing stock price was $26.53.

New Plan Benefits

Future grants under the Incentive Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the material terms of the performance goals under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates for purposes of Section 162(m) of the Internal Revenue Code.

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VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Stockholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how stockholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Proxy Materials are available at www.proxyvote.com. You will need to enter the 16 digit control number located on the Notice of Internet Availability or proxy card.

METHODS OF VOTING

Stockholders of Record

If your shares are registered directly in your name with AdvanSix’s transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record of those shares. Stockholders of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on May 31, 2017. You may also vote in person at the Annual Meeting. See below under “Attendance at the Annual Meeting.”

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these Proxy Materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. NYSE rules prohibit brokers from voting on Proposal Nos. 1, 3, 4, and 5 without receiving instructions from the beneficial owner of the shares. If the voting instructions are not received with respect to these “non-routine” proposals, this is referred to as a “broker non-vote.” In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. Please note that brokers may not vote your shares on the election of directors, the advisory vote to approve executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation or the approval of the Incentive Plan for purposes of Code Section 162(m), in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on May 31, 2017. You may also vote in person at the Annual Meeting. See below under “Attendance at the Annual Meeting.”

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REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device or via the Internet, if you are a stockholder of record, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary of AdvanSix;

•	submitting a properly signed proxy with a later date;

•	voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for stockholders of record; or

•	voting in person at the Annual Meeting.

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy. Abstentions and broker non-votes are counted for purposes of establishing a quorum but are not considered votes cast.

Regarding Proposal No. 1, AdvanSix’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent director nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the stockholder vote. This resignation will be promptly considered through a process managed by the Nominating and Governance Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of the votes cast by stockholders who are present or represented and entitled to vote on each of Proposal Nos. 2, 3 and 5 is required for approval of these proposals. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the vote outcome of these proposals. For Proposal No. 4, the frequency of every year, every two years, or every three years that receives the greatest number of votes will be considered the frequency recommended by stockholders. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the frequency vote. While the vote on Proposal Nos. 3 and 4 is advisory and not binding on the Board or the Company, the Board will take into consideration the outcome of the vote when making future executive compensation decisions.

OTHER BUSINESS

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a stockholder and contains the stockholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular stockholder has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting stockholder. Under the policy, the inspectors of election at any stockholder meeting will be independent parties unaffiliated with AdvanSix.

RESULTS OF THE VOTE

Voting results will be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website, www.Advan6.com.

SHARES OUTSTANDING

At the close of business on the record date, April 7, 2017, there were 30,482,966 shares of Common Stock outstanding. Each share outstanding as of the April 7, 2017 record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.

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HOUSEHOLDING

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Stockholders may enroll to receive proxy materials electronically as follows:

Stockholders of Record: If you are a registered stockholder, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders: If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

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ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to our stockholders or their legal proxy holders. If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet, mobile device or telephone. If your shares are held by a bank, broker, trustee or nominee and you plan to attend, please send written notification to Investor Relations, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054, and enclose evidence of your ownership of shares of Common Stock as of April 7, 2017 (such as a letter from the bank, broker, trustee or nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. All stockholders attending the Annual Meeting will be asked to provide proof of identification. If your shares are held by a bank, broker, trustee or nominee and you have not provided advance written notification that you will attend the meeting, you will be admitted to the meeting only if you present evidence of ownership of shares of Common Stock as of April 7, 2017.

If you are not a stockholder, you will be admitted only if you have a valid legal proxy and form of photo identification. If you are receiving a legal proxy from a stockholder of record, you must bring a form of photo identification and a legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring a form of photo identification, a legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and a legal proxy from the street name holder to you. We reserve the right to limit the number of representatives for any stockholder who may attend the meeting.

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OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

In order for a shareholder proposal to be considered for inclusion in AdvanSix’s proxy statement for the 2018 Annual Meeting pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on December 14, 2017. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the 2018 Annual Meeting pursuant to the procedures contemplated in AdvanSix’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in AdvanSix’s By-laws, AdvanSix must receive notice of such proposal not earlier than February 1, 2018 and not later than March 3, 2018. Otherwise the proposal will be considered untimely under AdvanSix’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the stockholder and the number of shares of AdvanSix Common Stock the stockholder beneficially owns, and any material interest of the stockholder in such business, all as provided in AdvanSix’s By-laws. If this information is not supplied as provided in AdvanSix’s By-laws, the proposal will not be considered at the 2018 Annual Meeting. In addition, AdvanSix’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Any stockholder that wishes to submit a shareholder proposal should send it to the Corporate Secretary, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

DIRECTOR NOMINATIONS

Proxy Access Nominations

AdvanSix’s By-laws allow a single stockholder or a group of up to 20 stockholders who have held at least 3% of AdvanSix stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in AdvanSix’s proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in AdvanSix’s By-laws. Notice must be received by the Corporate Secretary of AdvanSix at the address above not earlier than the 150th day and not later than the 120th day prior to the first anniversary of the date of the preceding year’s Annual Meeting.

Non-Proxy Access Nominations

AdvanSix’s By-laws state that any stockholder of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Corporate Secretary of AdvanSix in writing not more than 120 days and not less than 90 days prior to the first anniversary of the date of the preceding year’s Annual Meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary of AdvanSix at the address above.

EXPENSES OF SOLICITATION

AdvanSix pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by AdvanSix officers and employees by telephone or other means of communication. AdvanSix pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson LLC has been retained to assist in the solicitation of proxies for the 2017 Annual Meeting of Stockholders at a fee of approximately $10,000 plus associated costs and expenses.

By Order of the Board of Directors, John M. Quitmeyer Senior Vice President, General Counsel and Corporate Secretary

April 13, 2017

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APPENDIX A

2016 STOCK INCENTIVE PLAN
OF
ADVANSIX INC.
AND ITS AFFILIATES

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.1    Purpose. The purpose of this 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain employees and service providers who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of employees and service providers of exceptional ability, (c) providing employees an opportunity to acquire or expand equity interests in the Company and (d) promoting the growth and success of the Company’s business by aligning the financial interests of employees and service providers with that of the other stockholders of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Non-Share-Based Awards.

1.2    Effective Date; Stockholder Approval. The Plan is effective as of the effective date of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in connection with the distribution of its Shares by Honeywell International Inc. (the “Effective Date”), provided that the Plan shall have been adopted by the Board and approved by the Company’s sole stockholder in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1    “1933 Act” means the Securities Act of 1933, as amended, and the regulations and interpretations thereunder.

2.2    “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3    “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” (including any Non-Share Based Awards) awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6.

2.4    “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Cause” means, unless otherwise provided in an Award Agreement, any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against the Company; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event

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any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion; provided that if an event would constitute cause under an individual service agreement by and between the Company and the applicable Participant, then such event shall also constitute Cause for purposes of the Plan for such Participant.

2.7    “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following events following the Effective Date:

(i) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), in each case other than the Board;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change in Control; or

(iv) any Person, corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above;

provided that, to the extent any Award provides for the payment of non-qualified deferred compensation subject to Section 409A of the Code, an event set forth above shall not constitute a “Change in Control” unless it also constitutes a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the

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Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) and such limitation is necessary to avoid an impermissible distribution or other event resulting in adverse tax consequences under Section 409A of the Code.

2.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

2.9    “Committee” means the Compensation Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.10   “Common Stock” means the common stock of the Company.

2.11   “Company” means AdvanSix Inc. and its successors.

2.12    “Covered Employee” means an Employee who the Committee determines, at the time an Award is granted to such Employee, is, or is reasonably likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m) of the Code.

2.13    “Disabled” and “Disability,” with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability within the meaning of Section 409A of the Code, unless otherwise provided in an Award Agreement.

2.14    “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.15    “Eligible Individual” shall mean any Non-Employee Director, Employee or consultant (or any prospective director, employee or consultant) of the Company or its Affiliates.

2.16    “Employee” means any individual who performs services as an employee of the Company or an Affiliate. “Employee” does not include any leased employees.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.18    “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.19    “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

2.20    “GAAP” means U.S. generally accepted accounting principles.

2.21    “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and is designated in the Award Agreement to be an Incentive Stock Option.

2.22    “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee. An individual who is elected to the Board at a meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.23    “Non-Share-Based Award” means a Performance Award that is valued with reference to property other than Shares (including cash).

2.24    “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.25    “Objective Performance Measure” means any one or combination of the following measures, separately or in relation to each other, or relative to a selected comparator group, as determined by the Committee, which (to the extent

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applicable) shall be determined in accordance with GAAP: (a) Sales (or any component of sales); (b) Operating income; (c) Net income; (d) Earnings per Share (or Proforma EPS); (e) Return on equity; (f) Cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) Cash flow per Share; (h) Return on invested capital; (i) Return on investments (or ROI expansion); (j) Return on assets; (k) Economic value added (or an equivalent metric, as determined by the Committee); (l) Share price; (m) Total stockholder return; (n) Cost and expense reduction; (o) Working capital (or working capital turns or days); (p) Revenues (including specified types or categories thereof); (q) Product volume; (r) Gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (s) Objective measures of productivity or operating efficiency; (t) Implementation or completion of critical projects; and (u) Safety and accident rates.

Objective Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Committee and may be with respect to the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate.

In determining attainment of Objective Performance Measures, the negative impact of the following shall be excluded unless the Committee determines otherwise: unusual or infrequently occurring items and the cumulative effect of changes in accounting treatment, changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management. In addition, the Committee may determine to exclude the negative impact of other items but in the case of Section 162(m) Awards, such determination must be made no later than 90 days after the commencement of the applicable Performance Cycle.

2.26    “Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.

2.27    “Participant” means any Eligible Individual who has been granted an Award under the Plan.

2.28    “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more performance criteria determined by the Committee.

2.29    “Performance Cycle” means, with respect to any Performance Award, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of the applicable performance criteria shall be determined.

2.30    “Potential Change in Control Period” is, unless otherwise provided in an Award Agreement, deemed to commence at the time of the earliest of the following events to occur: (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (b) the Company or any person or group publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (c) any person or group (other than the Company or any of its Affiliates, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or its Affiliates); or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control Period has commenced. The Potential Change in Control Period is deemed to continue until the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

2.31    “Retirement” means the Termination of Service on or after attainment of age 55 with 10 years of service with the Company and its Affiliates, other than on account of an involuntary Termination of Service for Cause. For purposes of this Section, “years of service” is determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Termination of Service in the Company’s records.

2.32    “Reporting Person” means any Non-Employee Director and any Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.33    “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.34    “Restricted Stock Unit” means a right granted under Section 4.5 to acquire Shares or an equivalent amount in cash that is subject to any restrictions that the Committee, in its discretion, may impose.

2.35    “Section 162(m) Award” means an Award granted to a Covered Employee and intended to be “performance-based compensation” for purposes of Section 162(m) of the Code.

2.36    “Share” means a share of Common Stock.

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2.37    “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or a number of Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares on the date on which the Stock Appreciation Right is exercised over the applicable Exercise Price (with any fractional Shares treated in accordance with Section 5.5).

2.38    “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at the applicable Exercise Price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.39    “Target Amount” means the amount of property (including cash) in respect of a Non-Share-Based Award that shall be paid if the applicable performance criteria are met at the 100% level, as determined by the Committee.

2.40    “Target Vesting Percentage” means the percentage of Performance Awards (other than Non-Share-Based Awards) that shall vest or become exercisable if the applicable performance criteria are met at the 100% level, as determined by the Committee.

2.41    “Termination of Service” means the date of cessation of a Participant’s provision of services to the Company and its Affiliates for any reason, with or without Cause, as determined by the Company; provided that a Participant will be deemed to have incurred a Termination of Service on the date that such Participant provides notice of termination to the Company and its Affiliates. Except as otherwise provided in an Award Agreement, Termination of Service shall be determined without regard to any statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to a Participant who provides services to such Affiliate is outstanding, the Committee may, in its discretion, deem such Participant to have a Termination of Service on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Participant’s Termination of Service shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant upon a Termination of Service pursuant to the terms and conditions of this Plan shall be paid to the Participant upon a “separation from service” as determined in accordance with Section 409A of the Code without the imposition of additional taxes or penalties.

ARTICLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Committee.

3.2    Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Eligible Individuals to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer performance criteria in connection with Performance Awards, and certify the level of performance attained with respect to such performance criteria; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived; (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (l) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to (including any Award Agreement), or Award made under, the Plan; (m) waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award; (n) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (o) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (p) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3    Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4    Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to one or more subcommittees of the Committee or to the Chief Executive

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Officer of the Company or any other individual as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Other than as provided in Section 3.7 of the Plan, only the Committee (or a subset thereof), however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee and any Section 162(m) Awards, including to establish and certify Objective Performance Measures.

3.5    Employment of Advisors. The Committee may select and employ attorneys, consultants, accountants and other advisors at the Company’s expense (and may determine the compensation thereof), and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6    No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action taken or omitted to be taken, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

3.7    Awards to Non-Employee Directors. The Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Non-Employee Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

ARTICLE IV
AWARDS

4.1    Eligibility. All Eligible Individuals are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2    Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3    Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Eligible Individuals whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

(b)	Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)	Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i) The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement; provided, however, that, except for Stock Options and Stock Appreciation Rights granted as Performance Awards and except as provided in Section 5.1(b), such Award shall not become fully vested for at least three years following the date of grant, subject to any earlier vesting in accordance with the terms of the Plan.

(ii) A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable.
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(iii)	Stock Options and Stock Appreciation Rights shall vest and remain exercisable as follows, subject to Section 5.4:

Event	Vesting	Exercise Period for Vested Awards
Death	Immediate vesting as of death	Expires earlier of (i) original expiration date, or (ii) 3 years after death.
Disability	Immediate vesting as of Termination of Service due to the incurrence of Disability	Expires earlier of (i) original expiration date, or (ii) 3 years after Termination of Service due to Disability.
Retirement	Unvested Awards forfeited as of Retirement	Expires earlier of (i) original expiration date, or (ii) 3 years after Retirement.
Voluntary Termination of Service	Unvested Awards forfeited as of Termination of Service	Expires earlier of (i) original expiration date, or (ii) 30 days after Termination of Service.
Involuntary Termination of Service not for Cause	Unvested Awards forfeited as of Termination of Service	Expires earlier of (i) original expiration date, or (ii) 1 year after Termination of Service.
Involuntary Termination of Service for Cause	Unvested Awards forfeited as of Termination of Service	Vested Awards immediately cancelled.

	(iv)	Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by applicable laws of descent and distribution. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant’s estate, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant’s estate or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d)	Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, the Committee may also permit payment of all or a portion of the Exercise Price to be made by any other method, provided that, for Awards to Reporting Persons, permissible methods shall be set forth in the applicable Award Agreement, including:

	(i)	Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

	(ii)	Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

	(iii)	Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

	(iv)	Any combination of the methods described in paragraphs (i), (ii), and (iii).

	(v)	The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii).

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)	Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.
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	(ii)	Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

	(iii)	Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall be treated as a Nonqualified Stock Option for all purposes following the date that is three months after the Participant has ceased being an Employee. For purposes of this paragraph (e)(iii), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

	(iv)	Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the applicable laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f)	Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise (with any fractional Shares to be treated in accordance with Section 5.5).

(g)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

	(i)	No Reprising. Except as otherwise provided in Section 5.3, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant, or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s stockholders in a manner that complies with the rules of the New York Stock Exchange.

	(ii)	No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

4.4    Performance Awards. The Committee may grant Performance Awards to the Eligible Individuals that the Committee may from time to time select, in the amounts and, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee. Performance Awards shall be based on the performance criteria and payment formulas that the Committee, in its discretion, may establish for these purposes. No Award shall vest until the Committee (or a delegate of the Committee) certifies in writing the level of attainment of the applicable performance criteria. The Committee shall also set forth the minimum level of performance that must be attained during the Performance Cycle before any Award shall be paid or vest, and the percentage of the target Award that shall be paid or vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(b)	Increases; Reductions. The Committee, in its discretion, may, on a case-by-case basis, reduce or increase the amount that is paid or vests pursuant to a Performance Award.
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(c)	Death; Disability. Unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, a Participant (or his or her beneficiaries or estate) whose services were terminated because of death or Disability will receive a prorated portion of the payment of his or her Performance Award, based upon the portion of the Performance Cycle during which he or she provided services to the Company or an Affiliate, at such time as such Performance Award is otherwise payable, but only to the extent performance criteria for the applicable Performance Cycle are subsequently achieved.

(d)

Form of Payment. Performance Awards may be paid in cash or Shares, or a combination of cash and Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Shares shall be determined in accordance with Section 5.5.

(e)	Section 162(m). With respect to Performance Awards that are Section 162(m) Awards, the following additional provisions will apply:

	(i)	The lapsing of restrictions applicable to any Section 162(m) Award and the distribution of Shares or other property (including cash) pursuant thereto, as applicable, shall be conditioned on the attainment of specified levels of achievement under one or more Objective Performance Measures established by the Committee (which for purposes of this Section 4.4(e) shall be deemed to consist solely of those members of the Committee who qualify as “outside directors” within the meaning of Section 162(m) of the Code).

	(ii)	Within 90 days after the commencement of the applicable Performance Cycle, the Committee shall determine the Covered Employees who shall be eligible to receive an Award for such Performance Cycle.

	(iii)	Within 90 days after the commencement of the applicable Performance Cycle, the Committee shall fix and establish, in writing (A) the Objective Performance Measures that apply to that Performance Cycle; (B) the Target Amount and the Target Vesting Percentage for each Covered Employee; and (C) subject to Section 4.4(e)(iv), the criteria for computing the amount that shall be paid or shall vest with respect to each level of attained performance.

	(iv)	The Committee, in its discretion, may, on a case-by-case basis, reduce (but not increase) the amount that is paid or vests pursuant to a Section 162(m) Award including pursuant to performance conditions that are not Objective Performance Measures; provided, however, that no reduction shall result in an increase in the dollar amount or number of Shares payable to another Covered Employee.

	(v)	No Award shall vest or be payable until the Committee certifies in writing the level of attainment of the applicable Objective Performance Measures for the applicable Performance Cycle.

	(vi)	Dividends or Dividend Equivalents shall not be payable unless, until, and except to the extent that the Committee certifies in writing the level of attainment of the applicable Objective Performance Measures for the applicable Performance Cycle.

	(vii)	It is the intent of the Company that unless otherwise expressly stated in an Award Agreement, Performance Awards granted to Covered Employees be Section 162(m) Awards, that this Section 4.4(e) be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code, and that the Plan be operated so that the Company is eligible to take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid this conflict. Nothing in this Section 4.4(e) is intended to limit the Committee’s discretion to grant Performance Awards to Covered Employees that are not Section 162(m) Awards.

4.5    Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Eligible Individuals whom the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee, which are denominated in, valued in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)	Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting
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schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

(c)	Dividends and Dividend Equivalents. At the discretion of the Committee and as described in the Award Agreement, dividends issued on Shares of Restricted Stock may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Except as otherwise described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Participant’s account subject to a vesting schedule, or used to credit additional Restricted Stock Units that vest on the same schedule and subject to any other conditions as the underlying Restricted Stock Units. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents.

(d)	Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate. Except as otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, the Restricted Stock Units, related Dividend Equivalents and Restricted Stock granted to Employees shall be subject to the following restrictions:

(i) Vesting and Forfeiture. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards and except as provided in Section 5.1(b), restrictions on Restricted Stock Units and Restricted Stock shall vest in full over a period of not less than three years from the date of grant. Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Service, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(ii) Death or Disability. All restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock granted pursuant to this Section 4.5 shall lapse upon the Participant’s death or Termination of Service due to Disability.

(iii) Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.

(e)	Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and whole Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(f)	Deferred Units. Subject to Section 7.14 and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.6    Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement and except as otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, the Other Stock-Based Awards granted to Participants shall be subject to the following restrictions:

(a)	Vesting. Except for Other Stock-Based Awards granted as Performance Awards and except as provided in Section 5.1(b), Other-Stock Based Awards shall vest in full over a period of not less than three years from the date of grant. Subject to Section 5.4, if the restrictions on Other Stock-Based Awards have not lapsed or been
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satisfied as of the Participant’s Termination of Service, the Shares shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(b)	Death or Disability. All restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6 shall lapse upon the Participant’s death or Termination of Service due to Disability.

4.7   Limit on Individual Grants. Subject to Section 5.3, no Participant may be granted in any fiscal year of the Company (a) Section 162(m) Awards (other than Non-Share-Based Awards) relating to more than 835,000 Shares (or, in the case of such Awards that are settled in cash, the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant grant date) or (b) Section 162(m) Awards that are Non-Share-Based Awards that could result in an aggregate payment of property other than Shares (including cash) in excess of $5,000,000.

4.8   Limit on Individual Non-Employee Director Grants. No Non-Employee Director may be granted Awards in any fiscal year of the Company relating to more than 20,000 Shares (or, in the case of Restricted Stock Units or Other-Stock-Based Awards that are settled in cash, the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant grant date) for service in such capacity. The maximum amount that may be paid in any fiscal year of the Company in property other than Shares (including cash) pursuant to Non-Share-Based Awards to any one Non-Employee Director is $400,000.

4.9   Termination for Cause. If a Participant incurs a Termination of Service for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1    Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 3,350,000, subject to adjustment in accordance with Section 5.3; provided, however, that from the aggregate limit:

(a)	no more than 3,350,000 Shares may be available for grant in the form of Incentive Stock Options; and

(b)	up to, but not more than, 165,000 Shares (i.e. less than 5%) may be available for grant in the form of Awards, other than Performance Awards and Awards to Non-Employee Directors, that fully vest in fewer than three years; and

(c)	up to 1,750,000 Shares related to Awards other than Stock Options or Stock Appreciation Rights may be granted under the Plan on a one-for-one basis; after the Shares related to Awards other than Stock Options and Stock Appreciation Rights exceed 1,750,000 under the Plan, each Share subject to future Awards other than Stock Options or Stock Appreciation Rights shall be counted as four Shares for purposes of this Article V; provided that Awards to Non-Employee Directors shall not count towards such limit and Shares related to such Awards shall always be counted on a one-for-one basis.

5.2    Counting Rules.

(a)	The following Shares related to Awards to be issued under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(i) Shares related to Awards paid in cash; and

(ii) Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii) Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b)	Shares described in Sections 5.2(a)(i), (ii), and (iii) shall not count against the limits set forth in Sections 5.1(a) and (b).

(c)	Shares related to Awards other than Stock Options or Stock Appreciation Rights that were originally granted on a one-for-one basis and that are again available for issuance under the Plan under Sections 5.2(a)(i), (ii), or (iii) may again be granted under the Plan on a one-for-one basis.

(d)	For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be reincluded in or added back to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the
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Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

5.3   Adjustment Upon Certain Changes.

(a)	Adjustments. In the event of any change in corporate structure affecting outstanding Shares or the value thereof, including any dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transaction, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in (i)(1) the maximum aggregate number, class and kind of securities that may be delivered under the Plan, (2) each of the limitations set forth in Sections 5.1(a), (b), and (c) and (3) the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual in any fiscal year of the Company under Sections 4.7 and 4.8, and (ii) the number, class, kind and Exercise Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the full or partial substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).

(b)	Other Changes. The Committee may make other adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.3(a)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(c)	No Other Rights or Changes. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no adverse change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4    Change in Control.

(a)	Assumption Upon Change in Control; Accelerated Vesting Upon Certain Termination Events. Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 5.4(b). For the purposes of this Section 5.4(a), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or cash, in each case, substantially equal in fair market value (determined as of the date of the Change in Control) to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a Participant’s Termination of Service involuntarily without Cause or voluntarily by the Participant for Good Reason (as defined below) in such successor company within two years following such Change in Control, the vesting of each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Section 5.4(b) at such time. Notwithstanding the
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foregoing, no Award shall be assumed or substituted pursuant to this Section 5.4(a) to the extent such action would cause an Award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become “deferred compensation” within the meaning of Section 409A of the Code.

(b)	Acceleration Vesting Upon Change in Control. In the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 5.4(a), then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Stock Option or Stock Appreciation Right, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than a Stock Option or a Stock Appreciation Right, such Award shall be settled or otherwise paid to the applicable Participant as soon as practicable following such vesting. For purposes of determining vesting and payment under this Section 5.4(b), all performance criteria, including Objective Performance Measures, shall be deemed achieved at the greater of (i) target levels of achievement and (ii) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control. Notwithstanding any provision of this Section 5.4(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (i) each Stock Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price, as applicable, per Share of such Stock Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Stock Option and Stock Appreciation Right outstanding at such time with an Exercise Price per Share that exceeds the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

(c)	Definition of Good Reason. For purposes of this Section 5.4, with respect to the Termination of Service of any Participant, “Good Reason” has the meaning assigned to such term in any written individual agreement between the Company or an Affiliate and the Participant in which such term is defined and in the absence of any such written agreement, has the meaning assigned to such term in any severance plan of the Company or an Affiliate, in each case, that is applicable to such Participant, in each case, as of immediately prior to the Change in Control (but assuming that a Change in Control has occurred for purposes of such agreement or plan).

5.5    Fractional Shares. No fractional Shares shall be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional Shares that would otherwise be issuable shall be paid in lieu of such fractional Shares. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional Shares.

ARTICLE VI
AMENDMENT AND TERMINATION

6.1    Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company if such approval is required by the rules of the New York Stock Exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law. The Plan may not be amended in any manner adverse to the interests of Participants during a Potential

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Change in Control Period or the two-year period following a Change in Control, unless such amendment is necessary to comply with applicable law.

6.2    Termination. The Plan shall terminate upon the tenth anniversary of the Effective Date or, if earlier, upon the adoption of a resolution of the Board terminating the Plan.

No Awards shall be granted under the Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without such Participant’s written consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII
GENERAL PROVISIONS

7.1    Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the applicable laws of descent or distribution.

(b)	The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this Section 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)	Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to Section 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)	Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this Section 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the applicable laws of descent and distribution.

7.2    Withholding of Taxes.

(a)	Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b)	Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock, Performance Awards payable in Shares, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company
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may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.

(c)	Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)	Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

7.3    Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award granted thereunder shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any Affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any Affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Award. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 7.3 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

7.4    Code Section 83(b) Elections. The Company, the Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5    No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Participant for the continuation of service through the end of any vesting period, Performance Cycle, or other period. The Company and the Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

7.6    No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, the Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7    No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8    Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9    No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10  Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and

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shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11  Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in Section 4.3(e), Section 4.7 and Section 4.8, (b) increases the number of Shares available under the Plan, as set forth in Section 5.1; (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (d) otherwise contains terms that would require approval by the stockholders of the Company under the rules of the New York Stock Exchange.

7.12   Securities Matters.

(a)	The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)	The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13    Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code.

7.15    Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day following the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.

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AdvanSix Inc.

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
© 2017 AdvanSix Resins & Chemicals LLC

ADVANSIX INC.
300 KIMBALL DRIVE, SUITE 101
PARSIPPANY, NJ 07054

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2017. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26317-P90512                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANSIX INC.

The Board of Directors recommends you vote “FOR” each of the nominees:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Darrell K. Hughes	☐	☐	☐

	1b.	Todd D. Karran	☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposal:

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2017.		☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposal:

3.	An advisory vote to approve executive compensation.		☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

The Board of Directors recommends you vote “1 Year” on the following proposal:		1 Year	2 Years	3 Years	Abstain
4.	An advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposal:		For	Against	Abstain

5.	Approval of the Material Terms of Performance-Based Compensation for purposes of Section 162(m) of the Internal Revenue Code under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2017 Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E26318-P90512

ADVANSIX INC.
Annual Meeting of Stockholders
June 1, 2017 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Erin N. Kane, Michael Preston and John M. Quitmeyer as proxies (each with the power to act alone and with full power of substitution) to vote, as designated on the reverse side, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of AdvanSix Inc. to be held on June 1, 2017, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

V.1.1